EXHIBIT 4.41

                                                                  EXECUTION COPY

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                            RENTAL CAR FINANCE CORP.,
                                    as Issuer


                                       and


                             BANKERS TRUST COMPANY,
                                   as Trustee


                             ----------------------


                            SERIES 2001-1 SUPPLEMENT
                            dated as of March 6, 2001


                                       to


                                 BASE INDENTURE
                         dated as of December 13, 1995,


                                  as amended by


                          AMENDMENT TO BASE INDENTURE,
                          dated as of December 23, 1997


                          Rental Car Asset Backed Notes





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

                                 TABLE OF CONTENTS
                                                                            Page


                                    ARTICLE 1.
                                   DESIGNATION

   Section 1.1      Designation................................................1

                                   ARTICLE 2.
                          DEFINITIONS AND CONSTRUCTION

   Section 2.1      Definitions and Construction...............................2

                                   ARTICLE 3.
                     GRANT OF RIGHTS UNDER THE MASTER LEASE

   Section 3.1      Grant of Security Interest................................33

                                   ARTICLE 4.
                    ALLOCATION AND APPLICATION OF COLLECTIONS

   Section 4.6      Establishment of Group III Collection Account,
                         Series 2001-1 Collection Account, Series
                         2001-1 Excess Funding Account and Series
                         2001-1 Accrued Interest Account......................36
   Section 4.7      Allocations with Respect to the Series 2001-1 Notes.......37
   Section 4.8      Monthly Payments..........................................43
   Section 4.9      Deposits in Respect of Payment of Note Interest...........44
   Section 4.10     Deposits in Respect of Payment of Note Principal..........45
   Section 4.11     Retained Distribution Account.............................48
   Section 4.12     Series 2001-1 Distribution Account........................48
   Section 4.13     The Master Servicer's Failure to Instruct the
                         Trustee to Make a Deposit or Payment.................49
   Section 4.14     Lease Payment Loss Draw on Series 2001-1 Letter
                         of Credit............................................50
   Section 4.15     Claim Under the Demand Note...............................50
   Section 4.16     Series 2001-1 Letter of Credit Termination Demand.........51
   Section 4.17     The Series 2001-1 Cash Collateral Account.................52
   Section 4.18     Application of Cash Liquidity Amount; Restrictions
                         on Amounts Drawn Under Series 2001-1 Letter
                         of Credit............................................54
   Section 4.19     Demands on Series 2001-1 Policy...........................56
   Section 4.20     Application of Substitute Exchanged Vehicle Proceeds......56
   Section 4.21     Deficiencies in Payments..................................57
   Section 4.22     Appointment of Trustee to Hold Letter of Credit...........57
   Section 4.23     Series 2001-1 Interest Rate Cap...........................57

                                   ARTICLE 5.
                               AMORTIZATION EVENTS

   Section 5.1      Series 2001-1 Amortization Events.........................58
   Section 5.2      Waiver of Past Events.....................................60

                                   ARTICLE 6.
                                    COVENANTS

   Section 6.1      Minimum Subordinated Amount...............................60
   Section 6.2      Minimum Letter of Credit Amount...........................60
   Section 6.3      Series 2001-1 Policy......................................60
   Section 6.4      Series 2001-1 Interest Rate Cap...........................60

                                   ARTICLE 7.
                           FORM OF SERIES 2001-1 NOTES

   Section 7.1      Class A Notes.............................................60
   Section 7.2      Issuances of Additional Notes.............................61

                                   ARTICLE 8.
                                     GENERAL

   Section 8.1      Repurchase of Notes.......................................61
   Section 8.2      Payment of Rating Agencies' Fees..........................62
   Section 8.3      Exhibits..................................................62
   Section 8.4      Ratification of Base Indenture............................62
   Section 8.5      Counterparts..............................................63
   Section 8.6      Governing Law.............................................63
   Section 8.7      Amendments................................................63
   Section 8.8      Notice to Series 2001-1 Insurer and Rating Agencies.......63
   Section 8.9      Series 2001-1 Insurer Deemed Noteholder and Secured
                         Party; Insurer Default...............................64
   Section 8.10     Assignment of Claims......................................64
   Section 8.11     Third Party Beneficiary...................................64
   Section 8.12     Prior Notice by Trustee to Series 2001-1 Insurer..........64
   Section 8.13     Subrogation...............................................64

Schedule 1        -      Maximum Manufacturer Percentages

Exhibit A-1       -      Form of Restricted Global Class A Note
Exhibit A-2       -      Form of Temporary Global Class A Note
Exhibit A-3       -      Form of Permanent Global Class A Note
Exhibit B                Reserved
Exhibit C         -      Form of Demand Note
Exhibit D         -      Form of Notice of Series 2001-1 Lease Payment Losses

                  THIS SERIES 2001-1 SUPPLEMENT, dated as of March 6, 2001 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof and of the Base Indenture referred to below, this "Supplement") between RENTAL CAR FINANCE CORP., a special purpose Oklahoma corporation ("RCFC" or the "Issuer"), and BANKERS TRUST COMPANY, a New York banking corporation (together with its successors in trust thereunder as provided in the Base Indenture referred to below, the "Trustee"), to the Base Indenture, dated as of December 13, 1995, between RCFC and the Trustee, as amended by Amendment to Base Indenture, dated as of December 23, 1997, between RCFC and the Trustee (as amended by such amendment and as the same may be further amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, exclusive of Supplements creating a new Series of Notes, the "Base Indenture").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, Sections 2.2, 2.3, 11.1 and 11.3 of the Base Indenture provide, among other things, that RCFC and the Trustee may at any time and from time to time enter into a Series Supplement to the Base Indenture for the purpose of authorizing the issuance of one or more Series of Notes;

                  NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

                                   ARTICLE 1.
                                   DESIGNATION

                  Section 1.1 Designation (a.(a) There is hereby created a Series of Notes to be issued pursuant to the Base Indenture and this Supplement and such Series of Notes shall be designated generally as Rental Car Asset Backed Notes, Series 2001-1. The Rental Car Asset Backed Notes, Series 2001-1, shall be issued in one class: the Class A Floating Rate Rental Car Asset Backed Notes, designated herein as the "Class A Notes".

                  (b) The net proceeds from the sale of the Series 2001-1 Notes shall be deposited into the Group III Collection Account, and shall be used (i) on and after the Series 2001-1 Closing Date, to finance the acquisition by Thrifty and Dollar of Financed Vehicles or Eligible Receivables or to refinance the same; (ii) on and after the Series 2001-1 Closing Date, to acquire Acquired Vehicles from certain Eligible Manufacturers, Auctions or otherwise or to refinance the same; and (iii) in certain circumstances, to pay principal on amortizing Group III Series of Notes other than the Series 2001-1 Notes.

                  (c) The Series 2001-1 Notes are a Segregated Series of Notes (as more fully described in the Base Indenture) and are hereby designated as a "Group III Series of Notes". The Issuer may from time to time issue additional Segregated Series of Notes that the related Series Supplements will indicate are entitled to share, together with the Series 2001-1 Notes, in the Group III Collateral and other Collateral and Group III Master Collateral designated as security for the Series 2001-1 Notes under this Supplement and the Master Collateral Agency Agreement (the Series 2001-1 Notes and any such additional Segregated Series, each, a "Group III Series of Notes" and, collectively, the "Group III Series of Notes"). Accordingly, all references in this Supplement to "all" Series of Notes (and all references in this Supplement to terms defined in the Base Indenture that contain references to "all" Series of Notes) shall refer to all Group III Series of Notes.

                                   ARTICLE 2.
                          DEFINITIONS AND CONSTRUCTION

                  Section 2.1 Definitions and Construction (a). (a) All capitalized terms not otherwise defined in this Supplement are defined in the Definitions List attached to the Base Indenture as Schedule 1 thereto (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Base Indenture, the "Definitions List"). All capitalized terms defined in this Supplement that are also defined in the Definitions List to the Base Indenture shall, unless the context otherwise requires, have the meanings set forth in this Supplement. All references to "Articles", "Sections" or "Subsections" herein shall refer to Articles, Sections or Subsections of the Base Indenture, except as otherwise provided herein. Unless otherwise stated herein, as the context otherwise requires or if such term is otherwise defined in the Base Indenture, each capitalized term used or defined herein shall relate only to the Series 2001-1 Notes and not to any other Series of Notes issued by RCFC. In addition, with respect to the Series 2001-1 Notes, references in the Base Indenture to (i) the "Lease" shall be deemed to refer to the Master Lease and any other Lease related to Group III Vehicles, (ii) "Thrifty Finance" shall be deemed to refer to RCFC,
(iii) "Lessee" shall be deemed to refer to any or all of the Lessees under the Master Lease and any other Lease related to Group III Vehicles, as the context requires, (iv) "Servicer" shall be deemed to refer to the Master Servicer, and
(v) when the terms "Lease," "Thrifty Finance," "Lessee" or "Servicer" are imbedded in a defined term within the Base Indenture, they shall be deemed to refer to the corresponding concept described in clauses (i) through (iv), as applicable, except in each case as otherwise specified in this Supplement or as the context may otherwise require.

                  (b) The following words and phrases shall have the following meanings with respect to the Series 2001-1 Notes, and the definitions of such terms are applicable to the singular as well as the plural form of such terms and to the masculine as well as the feminine and neuter genders of such terms:

                  "Accumulated Principal Draw Amount" means, with respect to draws made under the Series 2001-1 Letter of Credit during any Insolvency Period, the total amount with respect to such draws allocated to the Series 2001-1 Noteholders pursuant to Sections 4.10(a)(iii) and (b)(iii) during such Insolvency Period.

                  "Acquired Vehicles" means any Eligible Vehicles acquired by RCFC and leased by RCFC to any of the Lessees under Annex A of the Master Lease.

                  "Additional Depreciation Charge" means, with respect to each Non-Program Vehicle leased under the Master Lease (or any other Lease related to Group III Vehicles) as of the last day of the Related Month, an amount (which may be zero) allocated to such Non-Program Vehicle by the Master Servicer such that the sum of such amounts with respect to all Non-Program Vehicles shall be equal to the amount, if any, by which (i) the aggregate Net Book Value of all such Non-Program Vehicles exceeds (ii) the three (3) month rolling average of the aggregate Market Value of such Non-Program Vehicles determined as of such day and the first day of each of the two (2) calendar months preceding such day.

                  "Additional Lessee" has the meaning specified in Section 28 of the Master Lease.

                  "Additional Notes" means additional Series 2001-1 Notes issued pursuant to Section 7.3 of this Supplement.

                  "Additional Overcollateralization Amount" means, as of any date of determination, an amount equal to (a) the Overcollateralization Portion on such date divided by the Series 2001-1 Enhancement Factor as of such date minus (b) the Overcollateralization Portion as of such date.

                  "Aggregate Asset Amount" means, with respect to the Series 2001-1 Notes, on any date of determination, without duplication, the sum of (i) the Net Book Value of all Group III Vehicles as of such date with respect to which the applicable Vehicle Lease Expiration Date has not occurred, plus (ii) the Exchange Agreement Rights Value, plus (iii) all amounts receivable, as of such date, by RCFC, Thrifty or Dollar, as applicable, from Eligible Manufacturers under and in accordance with their respective Eligible Vehicle Disposition Programs, or from Eligible Manufacturers as incentive payments, allowances, premiums, supplemental payments or otherwise, in each case with respect to Group III Vehicles at any time owned, financed or refinanced by RCFC or with respect to amounts otherwise transferred to RCFC and pledged to the Master Collateral Agent constituting Group III Collateral, plus (iv) all amounts (other than amounts specified in clause (iii) above) receivable, as of such date, by RCFC, Thrifty or Dollar, as applicable, from any Person in connection with the Auction, sale or other disposition of Group III Vehicles, plus (v) all accrued and unpaid Monthly Base Rent and Monthly Supplemental Payments (other than amounts specified in clauses (iii) and (iv) above) payable in respect of the Group III Vehicles, plus (vi) cash and Permitted Investments on deposit in the Group III Collection Account allocable to the Group III Series of Notes to the extent such cash and Permitted Investments constitute Group III Collateral and cash and Permitted Investments in the Master Collateral Account constituting Group III Master Collateral.

                  "Annual Certificate" is defined in Section 24.4 (g) of the Master Lease.

                  "Asset Amount Deficiency" means with respect to the Series 2001-1 Notes, as of any date of determination, the amount, if any, by which the Required Asset Amount exceeds the Aggregate Asset Amount, on such date.

                  "Assignment Agreement" means a Vehicle Disposition Program Assignment Agreement, in the form attached as Exhibit F to the Master Collateral Agency Agreement, or in such other form as is acceptable to the Rating Agencies, between a Lessee and/or RCFC as the case may be, as assignor, and the Master Collateral Agent, as assignee, and acknowledged by the applicable Manufacturer, pursuant to which such Lessee and/or RCFC, as the case may be, assigns as collateral to the Master Collateral Agent all of such Lessee's and/or RCFC's, as the case may be, right, title and interest in, to and under a Vehicle Disposition Program.

                  "Assignment of Exchange Agreement" means the Collateral Assignment of the Exchange Agreement by and among the Issuer, the Qualified Intermediary and the Master Collateral Agent pursuant to which the Issuer assigns, consistent with the limitations on the Issuer's right to receive, pledge, borrow or otherwise obtain the benefits of the Exchange Proceeds contained in the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(6), all of its right, title and interest in, to and under the Exchange Agreement to the Master Collateral Agent, as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

                  "Auction Procedures" means, with respect to any Program Vehicle, the terms governing the disposition of such Program Vehicles under the applicable Vehicle Disposition Program.

                  "Authorized Officer" means (a) as to RCFC, any of its President, any Vice President, the Treasurer or an Assistant Treasurer, the Secretary or any Assistant Secretary and (b) as to DTAG (including in its capacity as the Master Servicer), Thrifty (including in its capacities as a Lessee and as a Servicer), Dollar (including in its capacities as a Lessee and as a Servicer), any Additional Lessee or additional Servicer, those officers, employees and agents of DTAG, Thrifty, Dollar, such Additional Lessee or such other Servicer, as the case may be, in each case whose signatures and incumbency shall have been certified as the authentic signatures of duly qualified and elected persons authorized to act on behalf of such entities.

                  "Availability Payment" is defined in Section 5.2 of the Master Lease.

                  "Available Draw Amount" means (i) on any day prior to the occurrence of a Voluntary Insolvency Event or an Involuntary Insolvency Event, the Series 2001-1 Letter of Credit Amount on such day, less the difference, if positive, between the Minimum Liquidity Amount on such day and the Cash
Liquidity Amount, if any, on such day and (ii) on any day on and after the occurrence of a Voluntary Insolvency Event or an Involuntary Insolvency Event, the Series 2001-1 Letter of Credit Amount on such day.

                  "Base Indenture" has the meaning set forth in the preamble hereto.

                  "Board of Directors" means the Board of Directors of DTAG, RCFC, Thrifty or Dollar, as applicable, or any authorized committee of the Board of Directors.

                  "Carrying Charges" means, as of any day, (i) without duplication, the aggregate of all Trustee fees, servicing fees (other than supplemental servicing fees), Series 2001-1 Insurer Payments, Series 2001-1 Insurer Reimbursement Amounts, fees, expenses and costs payable by RCFC in connection with an Exchange Program, and other fees and expenses and indemnity amounts, if any, payable by RCFC, the Master Servicer or any Servicer under the Base Indenture or the other Related Documents or other agreements with Enhancement Providers, if any, which have accrued with respect to the Series 2001-1 Notes during the Related Month, plus (ii) without duplication, all amounts payable by the Lessees (in case of a Lease Event of Default) which have accrued during the Related Month.

                  "Carryover Controlled Amortization Amount" (as such term is used in Section 24.4(b) of the Master Lease) means, with respect to this Series, the Series 2001-1 Carryover Controlled Amortization Amount.

                  "Cash Liquidity Amount" means, at any time, the amount of funds, if any, set aside by the Issuer in the Series 2001-1 Excess Funding Account as all or a portion of the Minimum Liquidity Amount at such time.

                  "Casualty" means, with respect to any Vehicle, that (i) such Vehicle is lost, stolen (and not recovered within 60 days of being reported stolen), destroyed, damaged, seized or otherwise rendered permanently unfit or unavailable for use (including Vehicles that are rejected pursuant to Section
2.2 of the Master Lease), or (ii) such Vehicle is not accepted for Auction or repurchase by the Manufacturer in accordance with the related Vehicle Disposition Program for any reason within thirty (30) days of initial submission and is not designated a Non-Program Vehicle pursuant to Section 14 of the Master Lease (other than, in the case of clause (ii) above, the applicable Manufacturer's willful refusal or inability to comply with its obligations under its Vehicle Disposition Program).

                  "Certificate of Credit Demand" means a certificate in the form of Annex A to the Series 2001-1 Letter of Credit.

                  "Certificate of Termination Demand" means a certificate in the form of Annex B to the Series 2001-1 Letter of Credit.

                  "Class A Noteholder"  means the Person in whose name a Class A
Note is registered in the Note Register.

                  "Class A Notes" means any one of the Series 2001-1 Floating Rate Rental Car Asset Backed Notes, Class A, executed by RCFC and authenticated and delivered by or on behalf of the Trustee, substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3. Definitive Class A Notes shall have such insertions and deletions as are necessary to give effect to the provisions of Section 2.19 of the Base Indenture.

                  "Class A Rate" means, for any Series 2001-1 Interest Period, LIBOR plus 0.27% per annum; provided, however, that the Class A Rate shall in no event be higher than the maximum rate permitted by applicable law.

                  "Collections" means (i) all payments including, without limitation, all Recoveries and Lease Payment Recoveries, by, or on behalf of a Lessee under the Master Lease, (ii) all Credit Draws under the Series 2001-1 Letter of Credit and withdrawals from the Series 2001-1 Cash Collateral Account,
(iii) all payments including, without limitation, all Recoveries and Lease Payment Recoveries, by, or on behalf of any Manufacturer, under its Vehicle Disposition Program or any incentive program, (iv) the Unused Exchange Proceeds and all Substitute Exchanged Vehicle Proceeds, (v) all payments including, without limitation, all Recoveries and Lease Payment Recoveries, by, or on
behalf of any  other  Person as  proceeds  from the sale of Group III  Vehicles, payment of insurance proceeds, whether such payments are in the form of cash, checks, wire transfers or other forms of payment and whether in respect of principal, interest, repurchase price, fees, expenses or otherwise, (vi) all Interest Rate Cap Payments, and (vii) all amounts earned on Permitted Investments arising out of funds in the Group III Collection Account and in the Master Collateral Account (to the extent allocable to the Trustee as Beneficiary thereunder) provided that the amount included in clauses (i) through (vii) shall not include any Exchange Proceeds until such time as RCFC is permitted to receive, pledge, borrow or otherwise obtain the benefits of such Exchange Proceeds consistent with the limitations set forth in the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(6).

                  "Condition Report" means a condition report with respect to a Group III Vehicle, signed and dated by a Lessee or a Franchisee and any Manufacturer or its agent in accordance with the applicable Vehicle Disposition Program.

                  "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of August 3, 2000, among DTAG, Dollar and Thrifty, as borrowers, the financial institutions from time to time party thereto, as lenders, Credit Suisse First Boston, as administrative agent for the lenders, The Chase Manhattan Bank, as syndication agent for the lenders, and Credit Suisse First Boston and Chase Securities Inc. as co-arrangers, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

                  "Credit Demand" means a demand for a LOC Credit Disbursement under the Series 2001-1 Letter of Credit pursuant to a Certificate of Credit Demand.

                  "Credit Draw" means a draw on the Series 2001-1 Letter of Credit pursuant to a Certificate of Credit Demand.

                  "Daewoo"   means  Daewoo  Motor  America,  Inc.,   a  Delaware
corporation.

                  "Daily  Report"  is  defined  in Section  24.4(a)of the Master
Lease.

                  "DaimlerChrysler"   means   DaimlerChrysler   Corporation,   a
Delaware corporation.

                  "Defaulting Manufacturer" is defined in Section 18 of the Master Lease.

                  "Demand Note" means that certain Demand Note, dated as of March 6, 2001 made by DTAG to RCFC in substantially the form attached as Exhibit C to this Supplement.

                  "Depreciation  Charge"  means,  for any date of determination,
(a) with respect to any Program Vehicle leased under the Master Lease or any other Lease with respect to Group III Vehicles, the scheduled daily depreciation charge for such Vehicle set forth by the Manufacturer in its Vehicle Disposition Program for such Vehicle, and (b) with respect to any Non-Program Vehicle leased under the Master Lease or any other Lease with respect to Group III Vehicles,
(i) the scheduled daily depreciation charge for such Vehicle set forth by the Servicer in the Depreciation Schedule for such Vehicle plus (ii) as of the last day of the Related Month, the Additional Depreciation Charge, if any, allocable to such Non-Program Vehicle on such day (which Additional Depreciation Charge shall, for purposes of determining the Monthly Base Rent payable on such day, be deemed to have accrued during the Related Month). If such charge is expressed as a percentage, the Depreciation Charge for such Vehicle for such day shall be such percentage multiplied by the Capitalized Cost for such Vehicle.

                  "Depreciation Schedule" means a schedule of estimated daily depreciation prepared by the applicable Servicer, and revised from time to time in the applicable Servicer's sole discretion, with respect to each type of Non-Program Vehicle that is an Eligible Vehicle and that is purchased, financed or refinanced by RCFC.

                  "Disposition Proceeds" shall have the meaning specified in the Base Indenture and shall specifically include Substitute Exchanged Vehicle Proceeds deposited into the Group III Collection Account and the proceeds from Exchanged Vehicles.

                  "Dollar" means Dollar Rent A Car Systems, Inc., an Oklahoma corporation.

                  "DTAG" means Dollar Thrifty Automotive Group, Inc., a Delaware corporation.

                  "Eligible Franchisee" means, with respect to a Lessee, a Franchisee (all of whose rental offices are located in the United States) which meets the normal credit and other approval criteria of such Lessee, as applicable, and which may be an affiliate of such Lessee.

                  "Eligible  Manufacturer"   means,   with  respect  to  Program
Vehicles,  DaimlerChrysler,  Ford and Toyota,  and with  respect to  Non-Program
Vehicles, DaimlerChrysler, General Motors, Ford, Nissan, Toyota, Honda, Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Daewoo, Volkswagen and Hyundai, as set forth in Schedule 1 hereto (as such schedule, subject to confirmation by the Rating Agencies, may be amended, supplemented, restated or otherwise modified from time to time) and any other Manufacturer that (a)(i) has been approved by each of the Rating Agencies then rating the Group III Series of Notes or (ii) with respect to Program Vehicles only, has an Eligible Vehicle Disposition Program that has been reviewed by the Rating Agencies, and, in each case, the Rating Agencies have indicated that the inclusion of such Manufacturer's Vehicles under the Master Lease (or any other Lease with respect to Group III Vehicles) will not adversely affect the then current rating of any Group III Series of Notes, and (b) has been approved by each Enhancement Provider, if any; provided, however, that upon the occurrence of a Manufacturer Event of Default with respect to such Manufacturer, such Manufacturer shall no longer qualify as an Eligible Manufacturer; and provided, further, that a Manufacturer may be an Eligible Manufacturer with respect to Non-Program Vehicles, if it otherwise meets the eligibility criteria, even if its disposition program does not qualify as an Eligible Vehicle Disposition Program.

                  "Eligible Receivable" means a legal, valid and binding receivable (a) due from any Eligible Manufacturer or Auction dealer under an Eligible Vehicle Disposition Program to RCFC, a Lessee, an Additional Lessee or a creditor of RCFC or such Lessee or Additional Lessee, (b) in respect of a Program Vehicle purchased by such Eligible Manufacturer, which absent such purchase, would have constituted an Eligible Vehicle with respect to which the Lien of the Master Collateral Agent was noted on the Certificate of Title at the time of purchase, and (c) the right to payments in respect of which has been assigned by the payee thereof to the Master Collateral Agent for the benefit of the relevant Beneficiaries.

                  "Eligible Vehicle" means, on any date of determination, a Group III Vehicle manufactured by an Eligible Manufacturer (determined at the time of the acquisition, financing or refinancing thereof) and satisfying any further eligibility requirements specified by the Rating Agencies or in any Series Supplement for a Group III Series of Notes (other than with respect to the Maximum Non-Program Percentage and the Maximum Manufacturer Percentage), or with respect to which all such eligibility requirements not otherwise satisfied have been duly waived by the Required Beneficiaries in accordance with the terms of the applicable Series Supplement (if such waiver is permitted thereby); provided, however, that in no event may a Group III Vehicle be an Eligible Vehicle after (x) in the case of a Program Vehicle, the expiration of the applicable Maximum Term (unless such Vehicle has been designated as a Non-Program Vehicle pursuant to Section 14 of the Master Lease), or (y) the date which is twenty four (24) months after the date of the original new vehicle dealer invoice for such Acquired Vehicle.

                  "Enhancement Amount" means the sum of (a) the Series 2001-1 Available Subordinated Amount, plus (b) the Series 2001-1 Letter of Credit Amount, plus (c) the Cash Liquidity Amount, if any.

                  "Enhancement Letter of Credit Application and Agreement" means the Enhancement Letter of Credit Application and Agreement, dated as of March 6, 2001, among Dollar, Thrifty, those additional Subsidiaries of DTAG from time to time becoming parties thereunder, RCFC, DTAG and the Series 2001-1 Letter of Credit Provider, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Escrow Account" means the segregated trust account established in accordance with the terms of the Exchange Agreement and into which are deposited the Exchange Proceeds and other funds with which to purchase Replacement Vehicles.

                  "Event  of  Bankruptcy"  shall be deemed to have occurred with respect to a Person if (a) a case or other proceeding shall be commenced without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and any such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the Bankruptcy Code or any other similar law now or hereafter in effect; or (b) such Person shall commence a voluntary case or other proceeding under the Bankruptcy Code or any applicable insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or (c) shall make any general assignment for the benefit of creditors; or a corporation or similar entity or its board of directors shall vote to implement any of the actions set forth in clause (b) above.

                  "Excess Damage Charges" means, with respect to any Program Vehicle, the amount charged to RCFC (or the applicable Lessee), or deducted from the Repurchase Payment or Guaranteed Payment, by the Manufacturer of such Vehicle due to damage over a prescribed limit to the Vehicle at the time that the Vehicle is disposed of at Auction or turned in to such Manufacturer or its agent for repurchase, in either case pursuant to the applicable Vehicle Disposition Program.

                  "Excess Funding Accounts" means, collectively, as of any date, the Series 2001-1 Excess Funding Account and the corresponding account or accounts designated as such with respect to each additional Group III Series of Notes as of such date.

                  "Excess Mileage Charges" means, with respect to any Program Vehicle, the amount charged to RCFC (or the applicable Lessee), or deducted from the Repurchase Payment or Guaranteed Payment, by the Manufacturer of such Vehicle due to the fact that such Vehicle has mileage over a prescribed limit at the time that such Vehicle is disposed of at Auction or turned in to such Manufacturer or its agent for repurchase, in either case pursuant to the applicable Vehicle Disposition Program.

                  "Exchange Agreement" means the agreement between the Qualified Intermediary and RCFC pursuant to which, among other things, the Qualified Intermediary holds the Exchange Proceeds in the Escrow Account consistent with the requirements of the "safe harbor" provisions of Treasury Regulations ss.ss. 1.1031(k)-1(g)(4) and 1.1031(k)-1(g)(6), as the same agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

                  "Exchange Agreement Rights Value" means the value of the Assignment of Exchange Agreement, which value shall be deemed to equal as of any given time the amount of the Exchange Proceeds at such time.

                  "Exchange Proceeds" means as of any given time the sum of (i) the money or other property from the sale of any Exchanged Vehicle that is held in the Escrow Account as of such time, (ii) any interest or other amounts earned on the money or other property from the sale of any Exchanged Vehicles that is held in the Escrow Account as of such time; (iii) any amounts receivable from Eligible Manufacturers and Eligible Vehicle Disposition Programs or from Auctions, dealers or other Persons on account of Exchanged Vehicles; (iv) the money or other property from the sale of any Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time and (v) any interest or other amounts earned on the money or other property from the sale of any Exchanged Vehicle held in the Master Collateral Account for the benefit of the Qualified Intermediary as of such time.

                  "Exchange Program" means a program under which RCFC will exchange Exchanged Vehicles for Replacement Vehicles with the intent of qualifying for deferral of gain and loss under Section 1031 of the Code.

                  "Exchanged Vehicle" means a Group III Vehicle that is transferred to the Qualified Intermediary in accordance with the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(4), and pursuant to the procedures set forth in the Exchange Agreement and thereby ceases to be a Group III Vehicle.

                  "Financed Vehicle" means an Eligible Vehicle that is financed by RCFC and leased to a Lessee under Annex B to the Master Lease (or similar annex to such other Lease with respect to Group III Vehicles) on or after the Lease Commencement Date.

                  "Financing Lease" means the Master Lease (or any other Lease with respect to Group III Vehicles) as supplemented by Annex B to the Master Lease (or similar annex to such other Lease with respect to Group III Vehicles).

                  "Financing Sources" has the meaning specified in the Master Collateral Agency Agreement.

                  "Fitch" means Fitch, Inc.

                  "Ford" means Ford Motor Company, a Delaware corporation.

                  "Franchisee" means a franchisee of a Lessee.

                  "General Motors" means General Motors Corporation, a Delaware corporation.

                  "Group III Aggregate Invested Amount" means the sum of the Invested Amounts with respect to all Group III Series of Notes then outstanding.

                  "Group III Collateral" means the Master Lease and all payments made thereunder, the Group III Vehicles, the rights under Vehicle Disposition Programs in respect of Group III Vehicles, any other Group III Master Collateral, Master Lease Collateral or other Collateral related to Group III Vehicles, the Group III Collection Account and all proceeds of the foregoing.

                  "Group III Collection  Account"  has the  meaning specified in
Section 4.6(a) of this Supplement.

                  "Group III Master Collateral" means all right, title and interest of RCFC in Group III Vehicles and proceeds thereof, the other Master Collateral related to the Trustee as Beneficiary on behalf of any Group III Series of Notes or with respect to Group III Vehicles and proceeds thereof, the Assignment of Exchange Agreement with respect to Group III Vehicles, and any other collateral or proceeds that the Master Collateral Agent has designated or segregated for the benefit of the Group III Series of Notes; provided that the Group III Master Collateral shall not include any Exchange Proceeds until such time as RCFC is permitted to receive, pledge, borrow or otherwise obtain the benefits of such Exchange Proceeds consistent with the limitations set forth in the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(6).

                  "Group III Monthly Servicing Fee" means, on any date of determination, 1/12 of 1% of the Group III Aggregate Invested Amount as of the preceding Payment Date, after giving effect to any payments or allocations made on such date; provided, however, that if a Rapid Amortization Period shall occur and be continuing with respect to any Group III Series of Notes and if DTAG is no longer the Master Servicer, the Group III Monthly Servicing Fee shall equal the greater of (x) the product of (i) $20 and (ii) the number of Group III Vehicles as of the last day of the Related Month, and (y) the amount described in the first clause of this definition.

                  "Group III Noteholders" has the meaning specified in Section 3.1(a) hereof.

                  "Group III  Series  of  Notes"  has  the  meaning specified in
Section 1.1(c) hereof.

                  "Group III  Supplemental  Servicing Fee" is defined in Section
26.1 of the Master Lease.

                  "Group III Vehicle" means, as of any date, a passenger automobile or truck leased by RCFC to a Lessee under the Master Lease (and any other Master Motor Vehicle Lease and Servicing Agreement entered into between the Lessor, Lessees and Guarantor and designated therein as being in respect of Group III Vehicles) as of such date, designated in the records of the Master Collateral Agent as a Group III Vehicle, and pledged by RCFC under the Master Collateral Agency Agreement for the benefit of the Trustee (on behalf of the Group III Noteholders).

                  "Honda" means American Honda Motor Company, Inc., a California corporation.

                  "Hyundai"   means  Hyundai   Motor   America,   a   California
corporation.

                  "Initial Acquisition Cost" is defined in Section 2.3 of the Master Lease.

                  "Initial Purchasers" means collectively, Deutsche Banc Alex. Brown, JP Morgan Chase & Co., Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation.

                  "Insolvency Event Reallocated Amount" means, with respect to any Insolvency Period, the difference between (a) the Minimum Liquidity Amount as of the related Insolvency Period Commencement Date and (b) the sum of (1) the Series 2001-1 Letter of Credit Amount as of the related Insolvency Period Commencement Date, and (2) the amount on deposit in the Series 2001-1 Cash Collateral Account as of the related Insolvency Period Commencement Date; provided, however, that at no time may the Insolvency Event Reallocated Amount be less than zero.

                  "Insolvency Period" has the meaning specified in Section 4.18(b) hereof.

                  "Insolvency Period Commencement Date" means with respect to any Insolvency Period, the date on which the related Event of Bankruptcy shall have occurred (without giving effect to any grace period set forth in the definition of "Event of Bankruptcy" set forth in the Base Indenture).

                  "Insurance Agreement" means the Insurance Agreement, dated as of March 6, 2001, among the Issuer, the Trustee and the Series 2001-1 Insurer, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, pursuant to which the Series 2001-1 Insurer will agree to issue the Series 2001-1 Policy.

                  "Insurer Default" means (i) any failure by the Series 2001-1 Insurer to pay a demand for payment in accordance with the requirements of the Series 2001-1 Policy on the date such payment was required to be made and (ii) the occurrence of an Event of Bankruptcy with respect to the Series 2001-1 Insurer.

                  "Interest  Allocation  Shortfall" has the meaning specified in
Section 4.9(a) hereof.

                  "Interest Rate Cap Payment" means, with respect to any Payment Date, the amount payable on such Payment Date by the Qualified Interest Rate Cap Provider to the Trustee pursuant to the Series 2001-1 Interest Rate Cap.

                  "Invested Amount" means, on any date of determination, with respect to the Series 2001-1 Notes, the Series 2001-1 Invested Amount, and with respect to each other Series of Notes, the amount specified in the applicable Series Supplement that is analogous to the Series 2001-1 Invested Amount but for such series.

                  "Involuntary Insolvency Event" means the occurrence of an involuntary case or proceeding commencing against DTAG seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property.

                  "Issuer" has the meaning specified in the preamble hereto.

                  "Isuzu" means American Isuzu Motors, Inc., a California corporation.

                  "Kia" means Kia Motors America, Inc.,a California corporation.

                  "Late Return Payments" is defined in Section 13 of the Master Lease.

                  "Lease Annex" means Annex A or Annex B to the Master Lease, as applicable, as such annex may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Master Lease (or a similar annex under any other Lease with respect to Group III Vehicles).

                  "Lease Commencement Date" has the meaning specified in Section
3.2 of the Master Lease.

                  "Lease Event of Default" is defined in Section 17.1 of the Master Lease.

                  "Lease Expiration Date" is defined in Section 3.2 of the Master Lease.

                  "Lease Payment Losses" means, as of any Payment Date, (a) the amount of payments due under the Master Lease with respect to the Related Month which were not paid by the Lessees or the Guarantor when due (for purposes of calculating Lease Payment Losses, payments made by application of amounts drawn on the Series 2001-1 Letter of Credit or amounts withdrawn from the Series
2001-1 Excess Funding Account shall not be deemed to have been paid when due) and (b) the amount of any payments made under the Master Lease that were reclaimed, rescinded or otherwise returned and constituting a voidable preference pursuant to the Bankruptcy Code during such Related Month.

                  "Lease Payment Recoveries" means, as of any Determination Date, an amount equal to all payments made by the Lessees or the Guarantor under the Master Lease since the preceding Determination Date on account of past due payments under the Master Lease, which amounts were previously treated as Lease Payment Losses, but excluding any amounts drawn under the Series 2001-1 Letter of Credit or withdrawn from the Series 2001-1 Excess Funding Account.

                  "Lessee" means either Thrifty or Dollar, in its capacity as a Lessee under the Master Lease, any Additional Lessee, or any successor by merger to Thrifty, Dollar or any Additional Lessee, in accordance with Section 25.1 of the Master Lease, or any other permitted successor or assignee of Thrifty or Dollar, as applicable, in its capacity as Lessee, or of any Additional Lessee, pursuant to Section 16 of the Master Lease.

                  "Lessee Agreements" means any and all Subleases entered into by any of the Lessees the subject of which includes any Vehicle leased by the Lessor to such Lessee under the Master Lease, and any and all other contracts, agreements, guarantees, insurance, warranties, instruments or certificates entered into or delivered to such Lessee in connection therewith.

                  "Lessor" means RCFC, in its capacity as the lessor under the Master Lease, and its successors and assigns in such capacity.

                  "LIBOR" means, in respect of the determination of the Class A e, which is in each case a floating interest rate, "LIBOR" for each Series 2001-1 Interest Period will be determined by the Trustee as follows:

                  (i) On the second London Banking Day prior to the Interest Reset Date for such Series 2001-1 Interest Period (a "LIBOR Determination Date"), until the principal amount of the Class A Notes is paid in full, the Trustee will determine the arithmetic mean of the offered rates (rounded upwards to the nearest one one-hundredth of one percent (1/100%)) for deposits in U.S. Dollars for the period of the applicable Index Maturity, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. For purposes of calculating "LIBOR", "London Banking Day" means any business day on which dealings in deposits in U.S. Dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Series 2001-1 Interest Period will be the arithmetic mean of such offered rates (rounded upwards to the nearest one one-hundredth of one percent (1/100%)) as determined by the Trustee for each such Series of Notes.

                  (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Trustee will request the principal London offices of each of the Reference Banks in the London interbank market selected by the Trustee to provide the Trustee with offered quotations for deposits in U.S. Dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $250,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Series 2001-1 Interest Period will be the arithmetic mean of such quotations (rounded upwards to the nearest one one-hundredth of one percent (1/100%)).

                  (iii) If fewer than two such quotations are provided, "LIBOR" for such Series 2001-1 Interest Period will be the arithmetic mean of rates quoted by the Major Banks in The City of New York selected by the Trustee at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. Dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $250,000 that is representative of a single transaction in the market at such time; provided, however, that if the banks selected as aforesaid by such Trustee are not quoting rates as mentioned in this sentence, "LIBOR" for such Series 2001-1 Interest Period will be the same as "LIBOR" for the immediately preceding Series 2001-1 Interest Period.

                  The "Interest Reset Date" will be the first day of the applicable Series 2001-1 Interest Period. The "Index Maturity" for the Class A Notes means in each case one month. The Class A Rate will in no event be higher than the maximum rate permitted by applicable law.

                  "Limited Liquidation Event of Default" means, the occurrence of any Amortization Event specified in Sections 5.1(a) through (i) and (l) of this Supplement that continues for thirty (30) days (without double counting any cure periods provided for in said Sections; provided, however, that such Amortization Event shall not constitute a Limited Liquidation Event of Default if (i) within such thirty (30) day period, such Amortization Event shall have been cured and (ii) the Series 2001-1 Insurer shall have notified the Trustee in writing that it consents to the waiver of such Amortization Event.

                  "Liquidation Event of Default" means, so long as such event or condition continues, any of the following: (a) any event or condition with respect to RCFC or a Lessee of the type described in Section 8.1(d) of the Base Indenture, (b) a payment default by RCFC under the Base Indenture as specified in Sections 8.1(a) and 8.1(b) thereof, or (c) a Lease Event of Default as specified in Section 8.1(e) thereof (with respect solely to the occurrence of the Lease Events of Default described in Sections 17.1.1(i), 17.1.2 and 17.1.5 under the Master Lease).

                  "LOC Credit Disbursement" means an amount drawn under the Series 2001-1 Letter of Credit pursuant to a Certificate of Credit Demand.

                  "LOC Disbursement" shall mean any LOC Credit Disbursement or any LOC Termination Disbursement, or other disbursement by the Series 2001-1 Letter of Credit Provider under the Series 2001-1 Letter of Credit, or any combination thereof, as the context may require.

                  "LOC Termination Disbursement" means an amount drawn under the Series 2001-1 Letter of Credit pursuant to a Certificate of Termination Demand. The amount of such LOC Termination Disbursement shall be the amount so drawn or thereafter, if greater, the amount of the deposited funds in the Series 2001-1 Cash Collateral Account.

                  "London Banking Day" means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.
                  "Losses" means, with respect to any Related Month, the sum (without duplication) of the following with respect to Acquired Vehicles leased under the Master Lease: (i) all Manufacturer Late Payment Losses, Manufacturer Event of Default Losses and Purchaser Late Payment Losses for such Related Month, plus (ii) with respect to Disposition Proceeds received during the Related Month from the sale or other disposition of Acquired Vehicles (other than pursuant to a Vehicle Disposition Program), the excess, if any, of (x) the Net Book Values of such Acquired Vehicles calculated on the dates of the respective sales or final dispositions thereof, over (y) (1) the aggregate amount of such Disposition Proceeds received during the Related Month in respect of such Acquired Vehicles by RCFC, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) plus (2) any Termination Payments that have accrued with respect to such Acquired Vehicles, plus (iii) the amount of any Disposition Proceeds received previously but that were reclaimed, rescinded or otherwise returned and constituting a voidable preference pursuant to the Bankruptcy Code during such Related Month.

                  "Major Banks" means The Chase Manhattan Bank, Credit Suisse First Boston and Deutsche Bank AG, and any successor to any thereof; provided, that if any of such financial institutions shall merge, consolidate or otherwise combine, The Chase Manhattan Bank and RCFC shall select a mutually agreed upon financial institution to a Major Bank.

                  "Manufacturer Event of Default" means with respect to the Series 2001-1 Notes and with respect to any Manufacturer, (i) the occurrence of an Event of Bankruptcy with respect to such Manufacturer; and (ii) the failure of such Manufacturer to pay Guaranteed Payments, Repurchase Payments and/or Incentive Payments due under, respectively, such Manufacturer's Vehicle Disposition Programs and its incentive programs, in an aggregate amount in excess of $25,000,000 (net of amounts that are the subject of a good faith dispute, as evidenced in writing by either the applicable Lessee or the Manufacturer questioning the accuracy of the amounts paid or payable in respect of any such Vehicle Disposition Programs or incentive programs), which failure, in the case of each such Guaranteed Payment, Repurchase Payment and/or Incentive Payment included in such amount in excess of $25,000,000 continues for more than ninety (90) days following the Disposition Date for the related Vehicle.

                  "Manufacturer Event of Default Losses" means, with respect to any Related Month, in the event that a Manufacturer Event of Default occurs with respect to any Manufacturer, all payments that are required to be made (and not yet made) by such Manufacturer to RCFC with respect to Acquired Vehicles that are either (i) sold at Auction or returned to such Manufacturer under such Manufacturer's Vehicle Disposition Program, or (ii) subject to an incentive program of such Manufacturer; provided that the grace or other similar period for the determination of such Manufacturer Event of Default expires during such Related Month.

                  "Manufacturer Late Payment Losses" means, with respect to any Related Month, all payments required to be made by Manufacturers under such Manufacturers' Vehicle Disposition Programs and incentive programs with respect to Acquired Vehicles, which are not made within ninety (90) days after the related Disposition Dates of such Acquired Vehicles and remain unpaid at the end of such Related Month, but only to the extent that such 90-day periods expire during such Related Month; provided that any payments considered hereunder shall be net of amounts that are (x) the subject of a good faith dispute as evidenced in writing by the Manufacturer questioning the accuracy of the amounts paid or payable in respect of any such Acquired Vehicles or (y) related to payments by Manufacturers that are not made within such ninety (90) day period as a result of the necessity to meet initial eligibility requirements of a Manufacturer to receive Guaranteed Payments, Repurchase Payments and/or Incentive Payments for a model year.

                  "Manufacturer   Receivable   means  an   amount  due  from   a
Manufacturer or Auction dealer under a Vehicle Disposition Program in respect of or in connection with a Program Vehicle being turned back to such Manufacturer.

                  "Market Value" means, with respect to any Non-Program Vehicle as of any date of determination, the market value of such Non-Program Vehicle as specified in the Related Month's published National Automobile Dealers Association, Official Used Car Guide, Central Edition (the "NADA Guide") for the model class and model year of such Vehicle based on the average equipment and the average mileage of each Vehicle of such model class and model year. If such Non-Program Vehicle is not listed in the NADA Guide published in the Related Month preceding such date of determination, then the Black Book Official Finance/Lease Guide (the "Lease Guide") shall be used to estimate the wholesale price of the Non-Program Vehicle, based on the Non-Program Vehicle's model class and model year or the closest model class and model year thereto (if appropriate as determined by the applicable Servicer), for purposes of such months for which the wholesale price for such Non-Program Vehicle is not so published in the NADA Guide; provided, however, if the NADA Guide was not published in the Related Month, then the Lease Guide shall be relied upon in its place, and if the Lease Guide is unavailable, the Market Value of such Non-Program Vehicle shall be based upon such other reasonable methodology as determined by the Issuer.

                  "Market Value Adjustment Percentage" means, as of any Determination Date following the Series 2001-1 Closing Date, the lower of (i) the lowest Measurement Month Average of any full Measurement Month within the preceding 12 calendar months and (ii) a fraction, expressed as a percentage, the numerator of which equals the average of the aggregate Market Value of Non-Program Vehicles leased under the Master Lease calculated as of the last day of the Related Month and as of the last day of the two Related Months precedent thereto and the denominator of which equals the average of the aggregate Net Book Values of such Non-Program Vehicles calculated as of such date.

                  "Master Collateral Agency Agreement" means the Amended and Restated Master Collateral Agency Agreement, dated as of December 23, 1997, among DTAG, as Master Servicer, RCFC, as grantor, Thrifty and Dollar, as grantors and servicers, such other grantors as may become parties thereto, various Financing Sources parties thereto, various Beneficiaries parties thereto and the Master Collateral Agent, as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

                  "Master Collateral Agent" means Bankers Trust Company, a New York banking corporation, in its capacity as master collateral agent under the Master Collateral Agency Agreement, unless a successor Person shall have become the master collateral agent pursuant to the applicable provisions of the Master Collateral Agency Agreement, and thereafter "Master Collateral Agent" shall mean such successor Person.

                  "Master Lease" means that certain Master Motor Vehicle Lease and Servicing Agreement, dated as of March 6, 2001, among RCFC, as Lessor, Thrifty, as a Lessee and Servicer, Dollar, as a Lessee and Servicer, those additional Subsidiaries and Affiliates of DTAG from time to time becoming Lessees and Servicers thereunder and DTAG, as guarantor and Master Servicer, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms.

                  "Master Lease Collateral" has the meaning set forth in Section 3.1(a) of this Supplement.

                  "Master Servicer" means DTAG, in its capacity as the Master Servicer under the Master Lease, and its successors and assigns in such capacity in accordance with the terms of the Master Lease.

                  "Maximum Lease Commitment" means, on any date of determination, the sum of (i) the Aggregate Principal Balances on such date for all Group III Series of Notes, plus (ii) with respect to all Group III Series of Notes that provide for Enhancement in the form of overcollateralization, the sum of the available subordinated amounts on such date for each such Group III
Series of Notes, plus (iii) the aggregate Net Book Values of all Group III Vehicles leased under the Master Lease on such date that were acquired, financed or refinanced with funds other than proceeds of Group III Series of Notes or related available subordinated amounts, plus (iv) any amounts held in the Retained Distribution Account that the Lessor commits on or prior to such date to invest in new Group III Vehicles for leasing under the Master Lease (as evidenced by a Company Order) in accordance with the terms of the Master Lease and the Indenture.

                  "Maximum Manufacturer Percentage" means, with respect to any Eligible Manufacturer, the percentage amount set forth in Schedule 1 hereto specified for each Eligible Manufacturer with respect to Non-Program Vehicles and Program Vehicles, as applicable, which percentage amount represents the maximum percentage of Eligible Vehicles which are permitted under the Master Lease to be Non-Program Vehicles or Program Vehicles, as the case may be, manufactured by such Manufacturer.

                  "Maximum Non-Program Percentage" means, with respect to Non-Program Vehicles, (a) if the average of the Measurement Month Averages for any three Measurement Months during the twelve month period preceding any date of determination shall be less than eighty-five percent (85%), 0% or such other percentage amount agreed upon by the Lessor and each of the Lessees, subject to Rating Agency confirmation, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; and (b) at all other times, for the twelve (12) month period ending on the last Business Day of the most recently completed calendar month preceding the date of determination thereof, thirty-five percent (35%) and, for the three (3) month period ending on the last Business Day of the most recently completed calendar month preceding the date of determination thereof, forty percent (40%).

                  "Mazda" means Mazda Motor of America, Inc., a California corporation.

                  "Measurement Month" means, with respect to any date, each calendar month, or the smallest number of consecutive calendar months, preceding such date in which (a) at least 300 Group III Non-Program Vehicles were sold at Auction or otherwise and (b) at least one-twelfth of the aggregate Net Book Value of the Non-Program Vehicles as of the last day of such calendar month or consecutive calendar months were sold at Auction or otherwise; provided, that no calendar month included in a Measurement Month shall be included in any other Measurement Month.

                  "Measurement Month Average" means, with respect to any Measurement Month, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Disposition Proceeds of all Non-Program Vehicles sold at Auction or otherwise during such Measurement Month and the denominator of which is the aggregate Net Book Value of such Non-Program Vehicles on the dates of their respective sales.

                  "Minimum Enhancement Amount" means, with respect to the Series 2001-1 Notes on any date of determination, the sum of (a) the product of (i) the Series 2001-1 Program Enhancement Percentage, times (ii) an amount in U.S. Dollars equal to the aggregate Series 2001-1 Invested Amount minus the product of (A) the aggregate amount of cash and Permitted Investments in the Group III Collection Account, the Exchange Agreement Rights Value and, to the extent cash and Permitted Investments in the Master Collateral Account are allocable to the Trustee on behalf of the holders of the Group III Series of Notes as Beneficiary pursuant to the Master Collateral Agency Agreement, such cash and Permitted Investments in the Master Collateral Account as of such date, in each case to the extent such cash and Permitted Investments constitute Group III Collateral, times (B) the Series 2001-1 Invested Percentage as of such date, times (iii) a fraction, the numerator of which shall be the aggregate Net Book Value of all Group III Program Vehicles as of such date and the denominator of which shall be the aggregate Net Book Value of all Group III Program Vehicles and Non-Program Vehicles as of such date, plus (b) the product of (i) the Series 2001-1 Non-Program Enhancement Percentage, times (ii) an amount in U.S. Dollars equal to the aggregate Series 2001-1 Invested Amount as of such date, minus the product of (A) the aggregate amount of cash and Permitted Investments in the Group III Collection Account as of such date, the Exchange Agreement Rights Value and, to the extent cash and Permitted Investments in the Master Collateral Account are allocable to the Trustee on behalf of the holders of the Group III Series of Notes as Beneficiary pursuant to the Master Collateral Agency Agreement, such cash and Permitted Investments in the Master Collateral Account as of such date, in each case to the extent such cash and Permitted Investments constitute Group III Collateral, times (B) the Series 2001-1 Invested Percentage as of such date, times (iii) a fraction, the numerator of which shall be the aggregate Net Book Value of all Group III Non-Program Vehicles as of such date and the denominator of which shall be the aggregate Net Book Value of all Group III Program Vehicles and Group III Non-Program Vehicles as of such date, plus
(c) the Additional Overcollateralization Amount as of such date.

                  "Minimum Liquidity Amount" means, at any time, an amount equal to 4.25% of the Series 2001-1 Invested Amount as of such time.

                  "Minimum Series 2001-1 Letter of Credit Amount" means, with respect to any date of determination the greater of (i) an amount equal to (x) the Minimum Enhancement Amount on such date, less (y) the sum of (1) the Series 2001-1 Available Subordinated Amount on such date and (2) the Cash Liquidity Amount, if any, on such date and (ii) an amount equal to (x) the Minimum Liquidity Amount, on such date less (y) the Cash Liquidity Amount, if any, on such date.

                  "Minimum Subordinated Amount" means, with respect to any date of determination, the greater of (a) 2.25% of the Series 2001-1 Invested Amount on such date and (b) an amount equal to (1) the Minimum Enhancement Amount less
(2) the Series 2001-1 Letter of Credit Amount as of such date less (3) the Cash Liquidity Amount, if any, on such date.

                  "Mitsubishi"   means  Mitsubishi   Motor   Sales   of  America
Corporation, a Delaware corporation.

                  "Monthly Base Rent" is defined in paragraph 9 of Annex A and paragraph 6 of Annex B to the

                  "Monthly Certificate" is defined in Section 24.4(b) of the Master Lease.

                  "Monthly Finance Rent" is defined in paragraph 6 of Annex B to the Master Lease.

                  "Monthly Servicing Fee" is defined in Section 26.1 of the Master Lease.

                  "Monthly Supplemental Payment" is defined in paragraph 6 of Annex B to the Master Lease.

                  "Monthly Total Principal Allocation" means the sum of all Series 2001-1 Principal Allocations and Series 2001-1 Available Subordinated Amount allocations with respect to a Related Month.

                  "Monthly Variable Rent" is defined in paragraph 9 of Annex A to the Master Lease.

                  "Monthly Vehicle Statement" is defined in Section 24.4(f) of the Master Lease.

                  "Moody's" means Moody's Investors Service.

                  "Nissan" means Nissan Motor Corporation U.S.A., a California corporation.

                  "Non-Program Vehicle" means a Group III Vehicle that, when acquired by RCFC, Thrifty or Dollar, as the case may be, from an Eligible Manufacturer, or when so designated by the Master Servicer, in each case subject to the limitations described herein, is not eligible for inclusion in any Eligible Vehicle Disposition Program.

                  "Note Purchase Agreement" means the Note Purchase Agreement, dated as of March 1, 2001 among RCFC, DTAG and the Initial Purchasers, pursuant to which the Initial Purchasers agree to purchase the Series 2001-1 Notes from RCFC, subject to the terms and conditions set forth therein, or any successor agreement to such effect among RCFC, DTAG and the Initial Purchasers, their successors, in any case as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Officer's Certificate" means a certificate signed by an Authorized Officer of DTAG, RCFC or a Lessee, as applicable.

                  "Operating Lease" means the Master Lease as supplemented by Annex A to the Master Lease (or a similar annex to any other Lease with respect to Group III Vehicles).

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to DTAG, RCFC or a Lessee, as the case may be, unless the Required Beneficiaries shall notify the Trustee of objection thereto.

                  "Overcollateralization Portion" means, as of any date of determination, (i) the sum of the amounts determined pursuant to clauses (a) and
(b) of the definition of Minimum Enhancement Amount as of such date, less the Series 2001-1 Letter of Credit Amount as of such date, less (iii) the Cash Liquidity Amount, if any, on such date.

                  "Payment Date" means the 25th day of each calendar month, or, if such day is not a Business Day, the next succeeding Business Day, commencing April 25, 2001.

                  "Permanent Global Class A Notes"  has the meaning specified in
Section 7.1(b) of this Supplement.

                  "Permitted Investments" means negotiable instruments or securities maturing on or before the Payment Date next occurring after the investment therein, represented by instruments in bearer, registered or book-entry form which evidence (i) obligations the full and timely payment of which are to be made by or are fully guaranteed by the United States of America;
(ii) demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Standard & Poor's of "A-1+", from Moody's of "P-1", and from Fitch of "F1+" (if rated by Fitch), in the case of certificates of deposit or short-term deposits, or a rating from Standard & Poor's of at least "AAA", from Moody's of at least "Aaa", and from Fitch of at least "AAA" (if rated by Fitch), in the case of long-term unsecured debt obligations; (iii) commercial paper having, at the earlier of (x) the time of the investment and (y) the time of contractual commitment to invest therein, a rating from Standard & Poor's of "A-1+", from Moody's of "P-1" and from Fitch of "F1+" (if rated by Fitch); (iv) demand deposits or time deposits which are fully insured by the Federal Deposit Insurance Company; (v) bankers' acceptances which are U.S. Dollar denominated issued by any depositary institution or trust company described in clause (ii) above; (vi) investments in money market funds having a rating from Standard & Poor's of at least "AAAm" or otherwise approved in writing by Standard & Poor's, at least "Aaa" by Moody's or otherwise approved in writing by Moody's and rated at least "AA" by Fitch (if rated by Fitch); (vii) Eurodollar time deposits having a credit rating from Standard & Poor's of "A-1+", from Moody's of "P-1" and from Fitch of at least "F1+" (if rated by Fitch); and (viii) any other instruments or securities, if the Rating Agencies confirm in writing that such investment will not adversely affect any ratings with respect to any Series and the Series 2001-1 Insurer consents thereto.

                  "Permitted Liens" is defined in Section 25.3 of the Master Lease.

                  "Permitted Principal Draw Amount" means, with respect to any date during an Insolvency Period, the difference between (i) the excess of the Series 2001-1 Letter of Credit Amount as of the related Insolvency Period Commencement Date over the Minimum Liquidity Amount as of such Insolvency Period Commencement Date and (ii) the Accumulated Principal Draw Amount as of such date during the Insolvency Period.

                  "Pool Factor" means, on any Determination Date, (a) with respect to the Series 2001-1 Notes, a number carried out to eight decimals representing the ratio of the Series 2001- 1 Invested Amount as of such date (determined after taking into account any decreases in the Series 2001-1 Invested Amount which will occur on the following Payment Date) to the Series 2001-1 Initial Invested Amount.

                  "Power  of  Attorney"  is  defined  in Section 9 of the Master
Lease.

                  "Principal Collections" means Collections other than Series 2001-1 Interest Collections, Recoveries and Lease Payment Recoveries.

                  "Private Placement Memorandum" means the Private Placement Memorandum dated March 1, 2001 relating to the Series 2001-1 Notes, including the Supplement to Private Placement Memorandum dated March 1, 2001, as such Private Placement Memorandum and such Supplement to Private Placement Memorandum may be amended, supplemented, restated or otherwise modified from time to time.

                  "Program Vehicle" means any Group III Vehicle which at the time of purchase or financing by RCFC or a Lessee, as the case may be, is eligible under an Eligible Vehicle Disposition Program.

                  "Pro Rata Share" means, with respect to a Lessee or a Servicer, the ratio (expressed as a percentage) of (i) the aggregate Net Book Value of Vehicles leased by such Lessee or serviced by such Servicer, as applicable, divided by (ii) the aggregate Net Book Value of all Vehicles leased under the Master Lease.

                  "Purchaser Late Payment Losses" means, with respect to any Related Month, all payments required to be made by any person or entity in connection with the sale or other final disposition of Acquired Vehicles that are Group III Vehicles, which payments are not made sixty (60) days after such payments are due, provided that such sixty (60) day periods expire during such Related Month.

                  "Qualified Institution" means a depositary institution or trust company (which may include the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia; provided, however, that at all times such depositary institution or trust company is a member of the FDIC and has (i) has a long-term indebtedness rating from Standard & Poor's of not lower than "AA", from Moody's of not lower than "Aa2" and from Fitch of not lower than "AA" and a short-term indebtedness of rating from Standard & Poor's not lower than "A-1", from Moody's of not less than "P-1" and from Fitch of not lower than "F1" or (ii) has such other rating which has been approved by the Rating Agencies.

                  "Qualified Interest Rate Cap Provider" shall mean (i) at the time of the entering into a Series 2001-1 Interest Rate Cap, a bank or financial institution approved by the Series 2001-1 Insurer and having a short-term unsecured debt rating of "A-1" from Standard & Poor's or "P-1" from Moody's and a long-term senior unsecured debt rating of at least "AA-" from Standard & Poor's and at least "Aa3" from Moody's and (ii) at any other time, a bank or financial institution having a long-term senior unsecured debt rating (A) of at least "AA-" from Standard & Poor's and at least "Aa3" from Moody's or (B) lower than "AA-" from Standard & Poor's or "Aa3" from Moody's which has provided collateral for its obligations under the related Series 2001-1 Interest Rate Cap (subject to terms and with assets satisfactory to the Series 2001-1 Insurer) within 30 days of no longer meeting the rating criteria specified in the preceding clause (i).


                  "Qualified Intermediary" means such entity that (a) will be acting in connection with an Exchange Program so as to permit RCFC to make use of the "qualified intermediary" safe harbor of Treasury Regulation ss.1.1031(k)-1(g)(4) and(b) is acceptable to the Rating Agencies and the Series 2001-1 Insurer.

                  "Rating Agencies" means, with respect to the Series 2001-1 Notes, Standard & Poor's, Moody's and Fitch.

                  "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have notified RCFC, DTAG, the Series 2001-1 Letter of Credit Provider, the Series 2001-1 Insurer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating (in effect immediately before the taking of such action) of any outstanding Group III Series of Notes with respect to which it is a Rating Agency and, with respect to the issuance of a new Group III Series of Notes, the "Rating Agency Condition" also means that each rating agency that is referred to in the related Placement Memorandum Supplement as being required to deliver its rating with respect to such Series of Notes shall have notified RCFC, DTAG, the Series 2001-1 Letter of Credit Provider, the Series 2001-1 Insurer and the Trustee in writing that such rating has been issued by such rating agency.

                  "RCFC" has the meaning set forth in the preamble.

                  "RCFC Agreements" has the meaning set forth in Section 3.1(a)(i) of this Supplement.

                  "RCFC Obligations" means all principal and interest, at any time and from time to time, owing by RCFC on the Series 2001-1 Notes and all costs, fees and expenses (including any taxes) payable by, or obligations of, RCFC in respect of the Series 2001-1 Notes under the Indenture and the Related Documents.

                  "Recoveries" means, with respect to any Related Month, the sum (without duplication) of (i) all amounts received by RCFC, the Master Collateral Agent or the Trustee (including by deposit into the Group III Collection Account or the Master Collateral Account, in respect of Group III Master Collateral) from any Person during such Related Month in respect of amounts that had previously been treated as Losses, plus (ii) the excess, if any, of (x) the aggregate amount of Disposition Proceeds received during such Related Month by RCFC, the Master Collateral Agent or the Trustee (including by deposit into the Group III Collection Account or the Master Collateral Account in respect of Group III Master Collateral) resulting from the sale or other final disposition of Acquired Vehicles that are Group III Vehicles (other than pursuant to Vehicle Disposition Programs), plus any Termination Payments that have accrued with respect to such Acquired Vehicles that are Group III Vehicles, over (y) the Net Book Values of such Acquired Vehicles that are Group III Vehicles, calculated on the dates of the respective sales or dispositions thereof.

                  "Reference Banks" means The Chase Manhattan Bank, Credit Suisse First Boston, Citibank, N.A. and Deutsche Bank AG, and any successor to any thereof; provided, that if any of such financial institutions shall merge, consolidate or otherwise combine, The Chase Manhattan Bank and RCFC shall select a mutually agreed upon financial institution to be a Reference Bank.

                  "Refinanced Vehicles" has the meaning specified in Section 2.1 of the Master Lease.

                  "Refinancing  Schedule"  has the  meaning specified in Section
2.1 of the Master Lease.

                  "Related Documents" means, collectively, the Indenture, the Series 2001-1 Notes, any Enhancement Agreement, the Master Lease, the Master Collateral Agency Agreement, the Insurance Agreement and any grantor supplements and financing source and beneficiary supplements thereto involving the Trustee as Beneficiary, the Assignment Agreements, the Note Purchase Agreement and the Series 2001-1 Letter of Credit.

                  "Rent", with respect to each Acquired Vehicle and each Financed Vehicle, is defined in paragraph 9 of Annex A to the Master Lease and in paragraph 6 of Annex B to the Master Lease.

                  "Replacement Vehicle" means a Vehicle acquired in exchange for an Exchanged Vehicle in accordance with the terms of the Exchange Agreement and under Section 1031 of the Code and the regulations promulgated thereunder.

                  "Repurchase Date" has the meaning specified in Section 8.1(a) of this Supplement.

                  "Repurchase Price" has the meaning specified in Section 8.1(b) of this Supplement.

                  "Required Asset Amount" means with respect to the Series 2001-1 Notes, at any date of determination, the sum of (i) the Invested Amount for all Group III Series of Notes that do not provide for Enhancement in the form of overcollateralization plus (ii) with respect to all Group III Series of Notes that provide for Enhancement in the form of overcollateralization, the sum of (a) the Invested Amount for all such Series of Notes, plus (b) the available subordinated amounts required to be maintained as part of the minimum enhancement amount for all such Series of Notes.

                  "Required Beneficiaries" means Noteholders holding in excess of 50% of the Group III Aggregate Invested Amount (excluding, for the purposes of making the foregoing calculation, any Notes held by DTAG or any Affiliate of DTAG (other than Dollar Thrifty Funding Corp.)).

                  "Required Series 2001-1 Noteholders" means Noteholders holding in excess of 50% of the Series 2001-1 Invested Amount (excluding, for the purposes of making the foregoing calculation, any Notes held by DTAG or any Affiliate of DTAG (other than Dollar Thrifty Funding Corp.)).

                  "Responsible Officer" means, with respect to DTAG, RCFC, Thrifty, Dollar or any Additional Lessee, any President, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, or any officer performing functions similar to those customarily performed by the person who at the time shall be such officer.

                  "Restricted Global Class A Notes" has the meaning specified in
Section 7.1(a) of this Supplement.

                  "Retained Interest" means the transferable indirect interest in RCFC's assets held by the Retained Interestholder to the extent relating to the Group III Collateral, including the right to receive payments with respect to such collateral in respect of the Retained Interest Amount.

                  "Retained Interest Amount" means, on any date of determination, the amount, if any, by which the Aggregate Asset Amount at the end of the day immediately prior to such date of determination, exceeds the Required Asset Amount at the end of such day.

                  "Retained Interest Percentage" means, on any date of determination, when used with respect to Group III Collections that are Principal Collections, Recoveries, Lease Payment Recoveries, Losses, Lease Payment Losses and other amounts, an amount equal to one hundred percent (100%) minus the sum of (i) the invested percentages for all outstanding Group III Series of Notes and (ii) the available subordinated amount percentages for all Group III Series of Notes that provide for credit enhancement in the form of overcollateralization, including all classes of such Series of Notes, in each case as such percentages are calculated on such date with respect to Group III Collections that are Principal Collections, Recoveries, Lease Payment Recoveries, Losses, Lease Payment Losses and other amounts, as applicable.

                  "Retained   Interestholder"   means   DTAG  as  owner  of  all
outstanding capital stock of RCFC or any permitted successor or assign.

                  "Series 2001-1 Accrued Interest Account" has the meaning specified in Section 4.6(b) of this Supplement.

                  "Series 2001-1 Accrued Interest Amount" means, with respect to any Payment Date, an amount equal to the sum of (A) an amount equal to the interest accrued on the Class A Notes for the related Series 2001-1 Interest Period which will be equal to a product of (1) the Class A Rate for such Series 2001-1 Interest Period, (2) the Aggregate Principal Balance of the Class A Notes as of the previous Payment Date after giving effect to any principal payments made on such previous Payment Date (or in the case of the initial Payment Date, the Series 2001-1 Initial Invested Amount), and (3) the number of days in such Series 2001-1 Interest Period divided by 360, plus (B) an amount equal to the Series 2001-1 Monthly Interest Shortfall for any prior 2001-1 Interest Period which remains unpaid as of such Payment Date, together with interest on such amount to such Payment Date.

                  "Series 2001-1 Available Subordinated Amount" means, for any date of determination, an amount equal to (a) the Series 2001-1 Available Subordinated Amount for the preceding Determination Date (or in the case of the initial Determination Date following the Series 2001-1 Closing Date, the Series 2001-1 Closing Date), minus (b) the Series 2001-1 Available Subordinated Amount Incremental Losses for the Related Month, plus (c) the Series 2001-1 Available Subordinated Amount Incremental Recoveries for the Related Month, minus (d) the Series 2001-1 Lease Payment Losses allocable to the Series 2001-1 Available Subordinated Amount pursuant to Section 4.7 of this Supplement since the preceding Determination Date, plus (e) the Series 2001-1 Lease Payment Recoveries allocable to the Series 2001-1 Available Subordinated Amount pursuant to Section 4.7 of this Supplement since the preceding Determination Date, plus
(f) additional amounts, if any, contributed by RCFC since the preceding Determination Date (or in the case of the first Determination Date, since the Series 2001-1 Closing Date) to the Series 2001-1 Excess Funding Account for allocation to the Series 2001-1 Available Subordinated Amount, including any Cash Liquidity Amount, plus (g) the aggregate Net Book Value of additional Eligible Vehicles contributed by the Retained Interestholder since the preceding Determination Date (or in the case of the first Determination Date, since the Series 2001-1 Closing Date) as Group III Master Collateral for allocation to the Series 2001-1 Available Subordinated Amount pursuant to the Indenture, minus (h) any amounts withdrawn from the Series 2001-1 Excess Funding Account since the preceding Determination Date (or in the case of the first Determination Date, since the Series 2001-1 Closing Date) for allocation to the Retained Distribution Account. The "Series 2001-1 Available Subordinated Amount" for the Series 2001-1 Closing Date through the first Determination Date shall mean $25,000,000.

                  "Series 2001-1 Available Subordinated Amount Incremental Losses" means, for any Related Month, the sum of all Losses that became Losses during such Related Month and which were allocated to the Series 2001-1 Available Subordinated Amount pursuant to Section 4.7 of this Supplement.

                  "Series 2001-1 Available Subordinated Amount Incremental Recoveries" means, for any Related Month, the sum of all Recoveries that became Recoveries during such Related Month and which were allocated to the Series 2001-1 Available Subordinated Amount pursuant to Section 4.7 of this Supplement.

                  "Series 2001-1 Available Subordinated Amount Maximum Increase" means 1.1% of the sum of the Series 2001-1 Initial Invested Amount and the Series 2001-1 Available Subordinated Amount; provided, however, that if (i) a Series 2001-1 Enhancement Deficiency arises out of any Losses or Lease Payment Losses and (ii) the Series 2001-1 Insurer shall have notified the Trustee in writing that it consents to the waiver of such limit, then the Series 2001-1 Available Subordinated Amount Maximum Increase applicable to the cure of such Series 2001-1 Enhancement Deficiency shall not be limited in amount.

                  "Series 2001-1 Carryover Controlled Amortization Amount" means, with respect to the Series 2001-1 Notes for any Related Month during the Series 2001-1 Controlled Amortization Period, the excess, if any, of the Series 2001-1 Controlled Distribution Amount payable on the Payment Date occurring in the Related Month over the principal amount distributed on such Payment Date with respect to the Series 2001-1 Notes pursuant to Section 4.10 of this Supplement; provided, however, that for the first Related Month in the Series 2001-1 Controlled Amortization Period, the Series 2001-1 Carryover Controlled Amortization Amount shall be zero.

                  "Series 2001-1 Cash Collateral Account" has the meaning specified in Section 4.16(a) of this Supplement.

                  "Series 2001-1 Cash Collateral Account Surplus" means, as of any date of determination subsequent to the establishment and funding of the Series 2001-1 Cash Collateral Account pursuant to Section 4.17(a) of this Supplement, the amount, if any, by which (a) the Available Draw Amount exceeds
(b) the Minimum Series 2001-1 Letter of Credit Amount.

                  "Series  2001-1   Cash  Liquidity  Account"  has  the  meaning
specified in Section 4.6(b) of this Supplement.

                  "Series 2001-1 Closing Date" means March 6, 2001.

                  "Series 2001-1 Collection Account" has the meaning specified in Section 4.6(a) of this Supplement.

                  "Series 2001-1 Controlled Amortization Amount" means an amount equal to $58,333,334.

                  "Series 2001-1 Controlled Amortization Period" means the period commencing on September 30, 2005 and ending on the earliest to occur of
(i) the date on which the Series 2001-1 Notes and all amounts owing to the Series 2001-1 Insurer are fully paid, (ii) the Series 2001-1 Termination Date,
(iii) the  termination  of the Base  Indenture in accordance  with its terms and
(iv) the commencement of the Series 2001-1 Rapid Amortization Period.

                  "Series 2001-1 Controlled Distribution Amount" means, with respect to any Related Month during the Series 2001-1 Controlled Amortization Period, an amount equal to the sum of the Series 2001-1 Controlled Amortization Amount and any Series 2001-1 Carryover Controlled Amortization Amount for such Related Month.

                  "Series  2001-1  Deposit  Date"  has the  meaning specified in
Section 4.7 of this Supplement.

                  "Series 2001-1 Distribution Account" has the meaning specified in Section 4.12(a) of this Supplement.

                  "Series  2001-1   Distribution  Account  Collateral"  has  the
meaning specified in Section 4.12(d) of this Supplement.

                  "Series 2001-1 Enhancement Deficiency" means, with respect to any date of determination, the amount, if any, by which the Enhancement Amount is less than the Minimum Enhancement Amount for such day.

                  "Series 2001-1 Enhancement Factor" means, as of any date of determination, an amount equal to (i) 100% minus (ii) the percentage equivalent of a fraction, the numerator of which is the sum of the amounts determined pursuant to clauses (a) and (b) of the definition of Minimum Enhancement Amount as of such date and the denominator of which is the Series 2001-1 Invested Amount as of such date.

                  "Series  2001-1   Excess  Funding  Account"  has  the  meaning
specified in Section 4.6(a) of this Supplement.

                  "Series 2001-1 Expected Final Payment Date" means the April 25, 2006 Payment Date.

                  "Series 2001-1 Initial Invested Amount" means $350,000,000.

                  "Series 2001-1 Insurer" means Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation.

                  "Series 2001-1 Insurer Payment" means, with respect to any Payment Date, the premium payable to the Series 2001-1 Insurer pursuant to the Insurance Agreement on such date.

                  "Series 2001-1 Insurer Reimbursement Amounts" means, as of any date of determination, (i) an amount equal to the aggregate of any amounts due as of such date to the Series 2001-1 Insurer in respect of unreimbursed draws under the Series 2001-1 Policy, including interest thereon determined in accordance with the Insurance Agreement, and (ii) an amount equal to the aggregate of any other amounts due as of such date to the Series 2001-1 Insurer pursuant to the Insurance Agreement (other than the Series 2001-1 Insurer Payment).

                  "Series 2001-1 Interest Amount" means, as of any Payment Date, the sum of (i) the Series 2001-1 Accrued Interest Amount, plus (ii) the Series 2001-1 Insurer Payment, plus (iii) the Series 2001-1 Insurer Reimbursement Amounts, plus (iv) any other amount of interest, fees and expenses (including any taxes) of RCFC due and payable in respect of the Series 2001-1 Notes.

                  "Series 2001-1 Interest Collections" means on any date of determination, all Collections in the Group III Collection Account which represent Monthly Variable Rent, Monthly Finance Rent or the Availability Payment accrued under any Lease related to Group III Vehicles with respect to the Series 2001-1 Notes or Interest Rate Cap Payments, plus the Series 2001-1 Invested Percentage of any amount earned on Permitted Investments which constitute Group III Collateral and which are available for distribution on such date.

                  "Series 2001-1 Interest Period" means a period from and including a Payment Date to but excluding the next succeeding Payment Date; provided, however, that the initial Series 2001-1 Interest Period shall be from the Series 2001-1 Closing Date to the initial Payment Date.

                  "Series 2001-1 Interest Rate Cap" means an interest rate cap agreement, or other form of interest rate hedging agreement acceptable to the Series 2001-1 Insurer, between a Qualified Interest Rate Cap Provider and RCFC.

                  "Series 2001-1 Invested Amount" means, on any date of determination, an amount equal to (a) the Series 2001-1 Outstanding Principal Amount as of such date, plus (b) the amount of any principal payments made to the Class A Noteholders on or prior to such date with the proceeds of a demand on the Series 2001-1 Policy.

                  "Series 2001-1 Invested Percentage" means, on any date of determination:

                         (i) when used with respect to Principal Collections during the Series 2001-1 Revolving Period and when used with respect to Losses, Lease Payment Losses, Recoveries, Lease Payment Recoveries, cash on deposit in the Master Collateral Account and the Collection Account and other amounts at all times, the percentage equivalent of a fraction, the numerator of which shall be an amount equal to the sum of (x) the Series 2001-1 Invested Amount and (y) the Series 2001-1 Available Subordinated Amount, in each case as of the end of the second preceding Related Month or, until the end of the second Related Month, as of the Series 2001-1 Closing Date, and the denominator of which shall be the greater of (A) the Aggregate Asset Amount as of the end of the second preceding Related Month or, until the end of the second Related Month, as of the Series 2001-1 Closing Date, and (B) as of the same date as in clause (A), the sum of the numerators used to determine (i) invested percentages for allocations with respect to Principal Collections (for all Group III Series of Notes including all classes of such Series of Notes) and (ii) available subordinated amount percentages for allocations with respect to Principal Collections (for all Group III Series of Notes that provide for credit enhancement in the form of overcollateralization); and

                         (ii) when used with respect to Principal Collections during the Series 2001-1 Controlled Amortization Period and the Series 2001-1 Rapid Amortization Period, the percentage equivalent of a fraction, the numerator of which shall be an amount equal to the sum of (x) the
     Series 2001-1 Invested Amount and (y) the Series 2001-1 Available Subordinated Amount, in each case as of the end of the Series 2001-1 Revolving Period, and the denominator of which shall be the greater of (A) the Aggregate Asset Amount as of the end of the second preceding Related Month and (B) as of the same date as in clause (A), the sum of the numerators used to determine (i) invested percentages for allocations with respect to Principal Collections (for all Group III Series of Notes including all classes of such Series of Notes) and (ii) available subordinated amount percentages for allocations with respect to Principal Collections (for all Group III Series of Notes that provide for credit enhancement in the form of overcollateralization).

                  "Series 2001-1 Investor Monthly Servicing Fee" means the Series 2001-1 Invested Percentage of the Group III Monthly Servicing Fee.

                  "Series  2001-1  Lease  Payment  Losses"  means,   as  of  any
Determination Date, an amount equal to the Series 2001-1 Invested Percentage of Lease Payment Losses as of such date.

                  "Series   2001-1  Lease   Payment   Recoveries"   means,   for
Determination Date, the Series 2001-1 Invested Percentage of all Lease Payment Recoveries received during the Related Month.

                  "Series 2001-1 Letter of Credit" means the irrevocable letter of credit dated as of March 6, 2001, issued by the Series 2001-1 Letter of Credit Provider in favor of the Trustee for the benefit of the Series 2001-1 Noteholders pursuant to the Enhancement Letter of Credit Application and Agreement or any successor or replacement letter of credit meeting the requirements of this Supplement and the Master Lease.

                  "Series 2001-1 Letter of Credit Amount" means, as of any date of determination, the amount (a) available to be drawn on such date under the Series 2001-1 Letter of Credit, as specified therein, or (b) if the Series 2001-1 Cash Collateral Account has been established and funded pursuant to
Section 4.17 of this Supplement, the amount on deposit in the Series 2001-1 Cash Collateral Account on such date, which in either case in no event shall be less than the Minimum Series 2001-1 Letter of Credit Amount.

                  "Series 2001-1 Letter of Credit Expiration Date" means the date the Series 2001-1 Letter of Credit expires as specified in the Series 2001-1 Letter of Credit, as such date may be extended in accordance with the terms of the Series 2001-1 Letter of Credit.
                  "Series 2001-1 Letter of Credit Provider" means Credit Suisse First Boston, a Swiss banking corporation, or such other Person providing the Series 2001-1 Letter of Credit in accordance with the terms of this Supplement and the Master Lease.

                  "Series 2001-1 Monthly Interest Shortfall" means, as of any Payment Date or the Series 2001-1 Termination Date and thereafter, the excess, if any, of (i) the Series 2001-1 Accrued Interest Amount for such date, over
(ii) the amount on deposit in the Series 2001-1 Distribution Account for the payment of the Series 2001-1 Accrued Interest Amount on such Payment Date after making all allocations, deposits and claims under available credit enhancement for such Payment Date.

                  "Series 2001-1 Monthly Supplemental Servicing Fee" means the Series 2001-1 Invested Percentage of the Group III Supplemental Servicing Fee.

                  "Series 2001-1 Non-Program Enhancement Percentage" means, with respect to any date of determination, the greater of (a) an amount equal to (i) 100% minus (ii) an amount equal to (x) the Market Value Adjustment Percentage, minus (y) 14.75%, and (b) 14.75%.

                  "Series 2001-1 Note Prepayment Premium" has the meaning specified in Section 8.1(d) of this Supplement.

                   "Series 2001-1 Noteholders" means, the Class A Noteholders.

                  "Series 2001-1 Notes" has the meaning specified in the first paragraph of Article 1 of this Supplement, and means any one of the Class A Notes executed by RCFC and authenticated and delivered by or on behalf of the Trustee, substantially in the form of Exhibit A, attached hereto.

                  "Series 2001-1 Outstanding Principal Amount" means, on any date of determination, an amount equal to (a) the Series 2001-1 Initial Invested Amount, plus (b) the initial principal amount of any Additional Notes issued as Class A Notes, minus (c) the amount of principal payments made to Class A Noteholders on or prior to such date.

                  "Series 2001-1 Policy" means the Note Guaranty Insurance Policy issued by the Series 2001-1 Insurer pursuant to the Insurance Agreement to the Trustee for the benefit of the Series 2001-1 Noteholders.

                  "Series 2001-1 Preference Amount" means any amount previously distributed to a Series 2001-1 Noteholder on the Series 2001-1 Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction as a result of which such Series 2001-1 Noteholder is required to return or has returned such voided payment.

                  "Series 2001-1 Principal Allocation" has the meaning specified in Section 4.7(a) of this Supplement.

                  "Series 2001-1 Principal Shortfall" means, as of the Series 2001-1 Termination Date, the amount by which the Series 2001-1 Outstanding Principal Amount as of such date exceeds the amount on deposit in the Series 2001-1 Distribution Account on such date for the payment of principal after making all allocations, deposits and claims under available credit enhancement for such Payment Date.

                  "Series 2001-1 Program Enhancement Percentage" means, with respect to any date of determination, 11%.

                  "Series 2001-1 Rapid Amortization Period" means the period beginning at the close of business on the Business Day immediately preceding the day on which an Amortization Event is deemed to have occurred with respect to the Series 2001-1 Notes and ending upon the earliest to occur of (i) the date on which the Series 2001-1 Notes are paid in full and the Series 2001-1 Insurer has been paid all Series 2001-1 Insurer Payments and other Series 2001-1 Insurer Reimbursement Amounts then due; (ii) the Series 2001-1 Termination Date; and
(iii) the termination of the Indenture in accordance with its terms.

                  "Series 2001-1 Revolving Period" means, with respect to the Series 2001-1 Notes, the period from and including the Series 2001-1 Closing Date to the earlier of (i) the commencement of the Series 2001-1 Controlled Amortization Period and (ii) the commencement (if any) of the Series 2001-1 Rapid Amortization Period.

                  "Series 2001-1 Termination Date" means, with respect to the Series 2001-1 Notes, the April, 2007 Payment Date.

                  "Servicer" means Thrifty, Dollar or any Additional Lessee, as applicable, in its capacity as a servicer under the Master Lease and any successor servicer thereunder.

                  "Shared Principal Collections" means, as of any Payment Date, Principal Collections allocable to a Group III Series of Notes as of such Payment Date that are not required to make principal payments with respect to such Group III Series of Notes as of such Payment Date under the related Series Supplement and are allocable in accordance with the terms of such Series Supplement to make payments on other Group III Series of Notes.

                  "Standard & Poor's" means Standard & Poor's, a division of the McGraw-Hill Companies.

                  "Subaru"  means  Subaru  of  America,   Inc.,  a   New  Jersey
corporation.

                  "Sublease" means a standardized lease agreement, for the leasing of Vehicles, between a Lessee, as lessor, and an Eligible Franchisee, as lessee.

                  "Substitute Exchanged Vehicle Proceeds" means funds in the amount of the Net Book Value of Exchanged Vehicles transferred by the Issuer at the direction of the Master Servicer, from the Substitute Exchanged Vehicle Proceeds Amount, from the Retained Distribution Account or otherwise from the Issuer's capital and deposited into the Group III Collection Account to be treated as Disposition Proceeds of such Exchanged Vehicles.

                  "Substitute Exchanged Vehicle Proceeds Amount" means funds transferred by the Issuer in respect of Exchanged Vehicles from funds set aside for use as Substitute Exchanged Vehicle Proceeds on deposit in the Series 2001-1 Excess Funding Account in excess of the Cash Liquidity Amount, if any.

                  "Supplemental Documents" is defined in Section 2.1 of the Master Lease.

                  "Surety Bond" means any instrument pursuant to which the issuer thereof agrees to pay on behalf of DTAG or any of its subsidiaries, an amount then due and payable by DTAG or such subsidiary to another person (including an insurer of DTAG or such subsidiary).

                  "Suzuki" means American Suzuki Motor Corporation, a California corporation.

                  "Temporary Global Class A Notes"  has the meaning specified in
Section 7.1(b) of this Supplement.

                  "Term" is defined in Section 3.2 of the Master Lease.

                  "Termination Demand" means a demand for a LOC Termination Disbursement under the Series 2001-1 Letter of Credit pursuant to a Certificate of Termination Demand.

                  "Termination Payment" is defined in Section 12.3 of the Master Lease.

                  "Texas Vehicles" means Eligible Vehicles acquired by RCFC on or after the Lease Commencement Date for lease in the State of Texas under Annex B of the Master Lease.

                  "Toyota" means Toyota Motor Sales, U.S.A., Inc., a California corporation

                  "Unused Exchange Proceeds" means the Exchange Proceeds that are not used to acquire Replacement Vehicles and which are transferred from the Escrow Account to the Issuer in accordance with the terms of the Exchange Agreement.

                  "U.S. Dollar" means the lawful currency of the United States of America.

                  "Vehicle Acquisition Schedule" is defined in Section 2.1 of the Master Lease.

                  "Vehicle Funding Date" is defined in Section 3.1 of the Master Lease.

                  "Vehicle Lease Commencement Date" is defined in Section 3.1 of the Master Lease.

                  "Vehicle Lease Expiration Date" with respect to each Group III Vehicle, means the earliest of (i) the Disposition Date for such Group III Vehicle, (ii) if such Group III Vehicle becomes a Casualty, the date funds in the amount of the Net Book Value thereof are received by the Lessor, the Master Collateral Agent or the Trustee (including by deposit into the Collection Account or the Master Collateral Account) from any of the Lessees in accordance with the Master Lease, and (iii) the Maximum Vehicle Lease Term of the Operating Lease and the Financing Lease, as applicable, as specified in, respectively, paragraph 5 of each of Annex A and Annex B to the Master Lease.

                  "Vehicle Disposition Program Payment Due Date" means, with respect to any payment due from a Manufacturer or Auction dealer in respect of a Program Vehicle disposed of pursuant to the terms of the related Vehicle Disposition Program, the thirtieth (30th) day after the Disposition Date for such Vehicle.

                  "Vehicle Order" is defined in Section 2.1 of the Master Lease.

                  "Vehicle Term" is defined in Section 3.1 of the Master Lease.

                  "VIN" is defined in Section 18 of the Master Lease.

                  "Volkswagen" means Volkswagen of America, Inc., a Michigan corporation.

                  "Voluntary  Insolvency  Event"   means  the  occurrence  of  a
commencement by DTAG of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing.

                                   ARTICLE 3.
                     GRANT OF RIGHTS UNDER THE MASTER LEASE

                  Section 3.1   Grant of Security Interest(a). (a) To secure the
RCFC Obligations and to secure compliance with the provisions of the Base Indenture and this Supplement, RCFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the holders of any of the Group III Series of Notes (the "Group III Noteholders") and the Series 2001-1 Insurer, and hereby grants to the Trustee, for the benefit of the Group III Noteholders and the Series 2001-1 Insurer, a first priority security interest in all of RCFC's right, title and interest in and to all of the following assets, property and interest in property of RCFC, whether now owned or hereafter acquired or created, as it relates to the Master Lease, as that term is defined in this Supplement (all of the foregoing being referred to as the "Master Lease Collateral"):

                         (i) the rights of RCFC under the Master Lease and any other agreements relating to the Group III Vehicles to which RCFC is a party other than the Vehicle Disposition Programs and any Group III Vehicle insurance agreements (collectively, the "RCFC Agreements") including, without limitation, all monies due and to become due to RCFC from Lessees under or in connection with the RCFC Agreements, whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the RCFC Agreements or otherwise, and all rights, remedies, powers, privileges and claims of RCFC against any other party under or with respect to the RCFC Agreements (whether arising pursuant to the terms of such RCFC Agreements or otherwise available to RCFC at law or in equity), including the right to enforce any of the RCFC Agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the RCFC Agreements or the obligations of any party thereunder;

                         (ii)   the Demand Note;

                         (iii)  the Assignment of Exchange Agreement;

                         (iv)   any Unused Exchange Proceeds; and

                         (v) all proceeds, products, offspring, rents or profits of any and all of the foregoing including, without limitation, payments under insurance (whether or not the Trustee is the loss payee thereof), and cash;

provided, however, the Master Lease Collateral shall not include the Retained Distribution Account, any funds on deposit therein from time to time, any certificates or instruments, if any, representing or evidencing any or all of the Retained Distribution Account or the funds on deposit therein from time to time, or any Permitted Investments made at any time and from time to time with the funds on deposit in the Retained Distribution Account (including the income thereon).

                  (b) To further secure the RCFC Obligations with respect to the Series 2001-1 Notes (but not any other Series of Notes), RCFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee for the benefit of the Series 2001-1 Noteholders and the Series 2001-1 Insurer, and hereby grants to the Trustee for the benefit of the Series 2001-1 Noteholders and the Series 2001-1 Insurer, a security interest in all of RCFC's right, title and interest in and to all of the following assets, property and interests in property, whether now owned or hereafter acquired or created:

                         (i)    the Series 2001-1 Letter of Credit;

                         (ii)   (A) any Series  2001-1  Cash Collateral Account;
     (B) all funds on deposit therein from time to time; (C) all certificates and instruments, if any, representing or evidencing any or all of any such Series 2001-1 Cash Collateral Account or the funds on deposit therein from time to time; and (D) all investments made at any time and from time to time with moneys in any such Series 2001-1 Cash Collateral Account;

                         (iii)  the Series 2001-1 Interest Rate Cap; and

                         (iv) all proceeds of any and all of the foregoing, including, without limitation, cash.

                  (c) The Trustee, as trustee on behalf of the Series 2001-1 Noteholders and the Series 2001-1 Insurer, acknowledges the foregoing grant, accepts the trusts under this Supplement in accordance with the provisions of the Indenture and this Supplement and agrees to perform its duties required in this Supplement to the best of its abilities to the end that the interests of the Series 2001-1 Noteholders and the Series 2001-1 Insurer may be adequately and effectively protected. The Master Lease Collateral shall secure the Group III Series of Notes equally and ratably without prejudice, priority (except as otherwise stated in this Supplement) or distinction.

                  (d) Notwithstanding anything to the contrary in this Supplement or the Related Documents, the Master Lease Collateral shall not include, and RCFC does not hereby pledge, assign, convey, deliver, transfer or set over to the Trustee, any of the Group III Noteholders, or the Series 2001-1 Insurer, any security interest, lien or other encumbrance in any Exchange Proceeds or any account or other arrangement for holding or investing any Exchange Proceeds until such time as RCFC is permitted to do so consistent with the limitations on the rights of a party to receive, pledge, borrow, or otherwise obtain the benefits of money or other property set forth in the "safe harbor" provisions of Treasury Regulation ss. 1.1031(k)-1(g)(6).

                                   ARTICLE 4.
                    ALLOCATION AND APPLICATION OF COLLECTIONS

                  Any provisions of Article 4 of the Base Indenture, which allocate and apply Collections shall continue to apply irrespective of the issuance of the Series 2001-1 Notes. Sections 4.1 through 4.5 of the Base Indenture shall be read in their entirety as provided in the Base Indenture, provided that for purposes of the Series 2001-1 Notes, clauses (c), (d) and (e) of Section 4.2 of the Base Indenture shall be modified as permitted by Section 11.1(f) of the Base Indenture and shall read as follows:

                         (c) Right of Master Servicer to Deduct Fees. Notwithstanding anything in this Indenture to the contrary but subject to any limitations set forth in the applicable Supplement, as long as (x) the Master Servicer is DTAG or an Affiliate of DTAG and (y) the Retained Interest Amount equals or exceeds zero, the Master Servicer (i) may make or cause to be made deposits of Collections to the Group III Collection Account net of any amounts which are allocable to the Retained Distribution Account and represent amounts due and owing to it in its capacity as Master Servicer and (ii) need not deposit or cause to be deposited any amounts to be paid to the Master Servicer pursuant to this Section 4.2 and such amounts will be deemed paid to the Master Servicer, as the case may be, pursuant to this Section 4.2.

                         (d) Sharing Collections. To the extent that Principal Collections that are allocated to the Series 2001-1 Notes on a Payment Date are not needed to make payments of principal to Series 2001-1 Noteholders or required to be deposited in the Series 2001-1 Distribution Account on such Payment Date, such Principal Collections may, at the direction of the Master Servicer, be applied to cover principal payments due to or for the benefit of Noteholders of other Grou III Series of Notes. Any such reallocation will not result in a reduction of the Aggregate Principal Balance or the Series 2001-1 Invested Amount.

                         (e) Unallocated Principal Collections. If, after giving effect to Section 4.2(d), Principal Collections allocated to the Series 2001-1 Notes on any Payment Date are in excess of the amount required to pay amounts due in respect of the Series 2001-1 Notes or to the Series 2001-1 Insurer on such Payment Date in full, then any such excess Principal Collections shall be allocated to the Retained Distribution Account (provided that no Series 2001-1 Enhancement Deficiency or Asset Amount Deficiency exists or would result from such allocation).

                  In addition, for purposes of Section 4.2(a) of the Base Indenture, the Master Servicer in its capacity as such under the Master Lease shall cause all Collections allocable to Group III Collateral in accordance with the Indenture and the Master Collateral Agency Agreement, as applicable, to be paid directly into the Group III Collection Account or the Master Collateral Account, as applicable.

                  Article 4 of the Base Indenture (except for Sections 4.1 through 4.5 thereof subject to the proviso in the first paragraphs of this
Article 4 and the immediately preceding sentence) shall read in its entirety as follows and shall be applicable only to the Series 2001-1 Notes:

                  Section 4.6 Establishment of Group III Collection Account, Series 2001-1 Collection Account, Series 2001-1 Excess Funding Account and Series 2001-1 Accrued Interest Account(a) . (a) The Trustee has created an administrative sub-account within the Collection Account for the benefit of holders of Notes from a Group III Series of Notes and the Series 2001-1 Insurer (such sub-account, the "Group III Collection Account"). In addition, the Trustee will create two administrative sub-accounts within the Collection Account. One such sub-account will be established for the benefit of the Series 2001-1 Noteholders and the Series 2001-1 Insurer (such sub-account, the "Series 2001-1 Collection Account"). The second sub-account will be established for the benefit of the Series 2001-1 Noteholders and the Series 2001-1 Insurer(such sub-account, the "Series 2001-1 Excess Funding Account"). A portion of funds on deposit in the Series 2001-1 Excess Funding Account may, on the Series 2001-1 Closing Date and from time to time thereafter, be designated by RCFC as either (i) the Cash Liquidity Amount or (ii) the Substitute Exchanged Vehicle Proceeds Amount. These designated amounts shall be available only for the purposes specified herein and shall not be otherwise generally available for withdrawal to be used for the purposes of other funds in the Series 2001-1 Excess Funding Account.

                  (b The Trustee will further divide the Series 2001-1 Collection Account by creating an additional administrative sub-account for the benefit of the Series 2001-1 Noteholders and the Series 2001-1 Insurer (such sub-account, the "Series 2001-1 Accrued Interest Account"). The Trustee will further divide the Series 2001-1 Excess Funding Account by creating an additional administrative sub-account for the benefit of the Series 2001-1 Noteholders and the Series 2001-1 Insurer (such sub-account, the "Series 2001-1 Cash Liquidity Account").

                  (c) All Collections in respect of the Group III Collateral and allocable to the Group III Series of Notes and the Series 2001-1 Insurer shall be allocated to the Group III Collection Account. All Collections in the Group III Collection Account allocable to the Series 2001-1 Notes and the Series 2001-1 Insurer and the Series 2001-1 Available Subordinated Amount shall be allocated to the Series 2001-1 Collection Account or the Series 2001-1 Excess Funding Account as provided below; provided, however, the Trustee shall also deposit all amounts required to be deposited in the Series 2001-1 Cash Liquidity Account as provided hereinbelow and such amounts on deposit in the Series 2001-1 Cash Liquidity Account shall only be available for application as provided in Sections 4.8(c) and 4.9, and shall not be available to be withdrawn in respect of amounts otherwise to be withdrawn from the Series 2001-1 Excess Funding Account pursuant to the Base Indenture, this Supplement or any other Series Supplement.

                  Section 4.7 Allocations with Respect to the Series 2001-1 Notes. All allocations in this Section 4.7 will be made in accordance with written direction of the Master Servicer. The proceeds from the sale of the Series 2001-1 Notes, together with any funds deposited with RCFC by DTAG in its capacity as the Retained Interestholder, will, on the Series 2001-1 Closing Date, be deposited by the Trustee into the Group III Collection Account and, concurrently with such initial deposit, allocated by the Trustee to the Series 2001-1 Excess Funding Account. On each Business Day on which Collections are deposited into the Group III Collection Account (each such date, a "Series 2001-1 Deposit Date"), the Master Servicer will direct the Trustee in writing to allocate all amounts deposited into the Group III Collection Account in accordance with the provisions of this Section 4.7.

                  (a) Allocations During the Series 2001-1 Revolving Period. During the Series 2001-1 Revolving Period, the Master Servicer will direct the Trustee to allocate, on each Series 2001-1 Deposit Date, all amounts deposited into the Group III Collection Account as set forth below:

                         (i)    with   respect  to  all  Collections  (including
     Recoveries and Lease Payment Recoveries):

                                (A) allocate to the Series 2001-1 Collection Account an amount equal to the Series 2001-1 Interest Collections received on such day. All such amounts allocated to the Series 2001-1 Collection Account shall be further allocated to the Series 2001-1 Accrued Interest Account; provided, however, that if with respect to any Related Month the aggregate of all such amounts allocated to the Series 2001-1 Accrued Interest Account during such Related Month exceeds the Series 2001-1 Interest Amount on the Payment Date next succeeding such Related Month pursuant to Section 4.8, then the amount of such excess shall be allocated to the Series 2001-1 Excess Funding Account;

                                (B) allocate an amount equal to the Series 2001-1 Invested Percentage (as of such day) of the aggregate amount of Collections that are Principal Collections on such day (for any such day, such amount, the "Series 2001-1 Principal Allocation") to the Series 2001-1 Collection Account in an amount necessary, after taking into account the allocation of Interest Collections in (A) above, first, to reimburse the Series 2001-1 Insurer in full for any draws on the Series 2001-1 Policy that have not been previously reimbursed, second, to replenish the Series 2001-1 Cash Collateral Account to the extent withdrawals have theretofore been made pursuant to Section 4.15(b) hereof in respect of unpaid Demand Note draws, which withdrawals have not been replenished pursuant to this clause (i), third, to replenish the Series 2001-1 Available Subordinated Amount to the extent that the Series 2001-1 Available Subordinated Amount has theretofore been reduced as a result of any Losses allocated thereto pursuant to clause (ii) below;

                                (C)    allocate   any     remaining    Principal
                  Collections constituting the Series 2001-1 Principal Allocation on such day to the Series 2001-1 Excess Funding Account; and

                                (D) allocate to the Retained Distribution Account an amount equal to (x)the applicable Retained Interest Percentage (as of such day) of the aggregate amount of Collections that are Principal Collections on such date, minus
                  (y) any amounts, other than Servicing Fees, which have been withheld by the Master Servicer pursuant to Section 4.2(c) of the Base Indenture to the extent such amounts withheld under
                  Section 4.2(c) of the Base Indenture represent all or part of the Retained Interest Amount;

                         (ii)   with respect to all Losses:

                                (A) allocate an amount equal to the Series 2001-1 Invested Percentage (as of such day) of the aggregate amount of Losses on such day, first, to reduce the Series 2001-1 Available Subordinated Amount until the Series 2001-1 Available Subordinated Amount has been reduced to zero and second, allocate remaining Losses to making a claim under the Demand Note pursuant to Section 4.15 hereof until such claim would reduce the Demand Note to zero; and

                                (B) on any such Business Day allocate to the Retained Interest Amount an amount equal to the Retained Interest Percentage (as of such day) of the aggregate amount of such Losses on such day, which amount shall reduce the Retained Interest Amount.

                         (iii)  with respect to all Lease Payment Losses:

                                (A) allocate an amount equal to the Series 2001-1 Invested Percentage (as of such day) of the aggregate amount of Lease Payment Losses on such day, first, to reduce the Series 2001-1 Available Subordinated Amount until the Series 2001-1 Available Subordinated Amount has been reduced to zero; and second, allocate remaining Lease Payment Losses to making a drawing under the Series 2001-1 Letter of Credit pursuant to Section 4.14(b) hereof or to make a withdrawal from the Series 2001-1 Cash Collateral Account if it has been funded at such time (except during any Insolvency Period to the extent that any such drawing or withdrawal, as the case may be, is prohibited during such Insolvency Period pursuant to Section 4.18(c) of this Supplement) until the Available Draw Amount has been reduced to zero; and

                                (B) allocate to the Retained Interest Amount an amount equal to the Retained Interest Percentage (as of such day) of the aggregate amount of such Lease Payment Losses on such day, which amount shall reduce the Retained Interest Amount.

                  (b) Allocations During the Series 2001-1 Controlled Amortization Period. During the Series 2001-1 Controlled Amortization Period, the Master Servicer will direct the Trustee to allocate, on each Series 2001-1 Deposit Date, all amounts deposited into the Group III Collection Account as set forth below:

                         (i)    with  respect  to  all  Collections   (including
     Recoveries and Lease Payment Recoveries):

                                (A) allocate to the Series 2001-1 Collection Account an amount determined as set forth in Section 4.7(a)(i)
                  (A) above for such day, which amount shall be deposited in the Series 2001-1 Accrued Interest Account and, as and to the extent provided in Section 4.7(a)(i)(A) above, allocated to the Series 2001-1 Excess Funding Account;

                                (B) allocate to the Series 2001-1 Collection Account out of the Series 2001-1 Principal Allocation to the extent of Recoveries and Lease Payment Recoveries, an amount necessary to reimburse the Series 2001-1 Insurer in full for any draws on the Series 2001-1 Policy (after taking into account the amounts allocated in (A) above), second to replenish the Series 2001-1 Cash Collateral Account to the extent withdrawals have theretofore been made pursuant to
                  Section 4.15(b) hereof in respect of unpaid Demand Note draws, which withdrawals have not been replenished pursuant to this clause (i), third, to replenish the Series 2001-1 Available Subordinated Amount to the extent that the Series 2001-1 Available Subordinated Amount has theretofore been reduced as a result of any Losses allocated thereto pursuant to clause
                  (ii) below;

                                (C) allocate to the Series 2001-1 Collection Account an amount equal to the remaining Series 2001-1 Principal Allocation for such day(after making the allocations in (B) above), which amount shall be used to make principal payments in respect of the Series 2001-1 Notes; provided, however, that if the aggregate amount of all the Series 2001-1 Principal Allocations during a Related Month exceeds the Series 2001-1 Controlled Distribution Amount for the Payment Date next succeeding such Related Month, such excess shall be allocated to the Series 2001-1 Excess Funding Account; and

                                (D) allocate to the Retained Distribution Account an amount determined as set forth in Section 4.7(a)(i)
                  (D) above for such day;

                         (ii)   with respect to all Losses:

                                (A) decrease the Series 2001-1 Available Subordinated Amount and then make a claim under the Demand
                  Note in accordance with Section 4.15 hereof , as and to the extent provided in Section 4.7(a)(ii)(A) above for such day; and

                                (B) allocate to the Retained Interest Amount an amount determined as set forth in Section 4.7(a)(ii)(B) above for such day, which amount shall reduce the Retained Interest Amount.

                         (iii)  with respect to all Lease Payment Losses:

                                (A) decrease the Series 2001-1 Available Subordinated Amount and make a claim under the Series 2001-1 Letter of Credit in accordance with Section 4.14(b) hereof, as and to the extent provided in Section 4.7(a)(iii)(A) above for such day; and

                                (B) allocate to the Retained Interest Amount an amount determined as set forth in Section 4.7(a)(iii)(B) above for such day, which amount shall reduce the Retained Interest Amount.

                  (c) Allocations During the Series 2001-1 Rapid Amortization Period. During the Series 2001-1 Rapid Amortization Period, the Master Servicer will direct the Trustee to allocate, on each Series 2001-1 Deposit Date, all amounts deposited into the Group III Collection Account as set forth below:

                         (i)    with  respect  to  all   Collections  (including
     Recoveries and Lease Payment Recoveries):

                                (A) allocate to the Series 2001-1 Collection Account an amount determined as set forth in Section 4.7(a)(i)
                  (A) above for such day, plus an amount (which shall have been approved by the Series 2001-1 Insurer) up to $500,000 to be applied to the payment of legal fees and expenses, if any and, if DTAG is no longer the Master Servicer, the amount equal to the sum of the Series 2001-1 Investor Monthly Servicing Fee and Series 2001-1 Monthly Supplemental Servicing Fee, which amount shall be deposited in the Series 2001-1 Accrued Interest Account and, as and to the extent provided in Section 4.7(a)(i)(A) above, allocate an amount to the Series 2001-1 Excess Funding Account;

                                (B) allocate to the Series 2001-1 Collection Account an amount equal to the remaining Series 2001-1 Principal Allocation for such day(after making the allocations in (A) above), which amounts shall be used to make principal payments on a pro rata basis in respect of the Series 2001-1 Notes and any amounts payable to the Series 2001-1 Insurer; and

                                (C) allocate to the Series 2001-1 Collection Account out of the Series 2001-1 Principal Allocation, an amount necessary to reimburse the Series 2001-1 Insurer in full for any draws on the Series 2001-1 Policy (after taking into account the amounts allocated in (B) above), second to replenish the Series 2001-1 Cash Collateral Account to the extent withdrawals have thereto fore been made pursuant to
                  Section 4.15(b) hereof in respect of unpaid Demand Note draws, which withdrawals have not been replenished pursuant to this clause (i), third, to replenish the Series 2001-1 Available Subordinated Amount to the extent that the Series 2001-1 Available Subordinated Amount has theretofore been reduced as a result of any Losses allocated thereto pursuant to clause
                  (ii) below;

                                (D) allocate to the Retained Distribution Account an amount determined as set forth in Section 4.7(a)(i)
                  (D) above for such day;

                         (ii)   with respect to all Losses:

                                (A) decrease the Series 2001-1 Available Subordinated Amount and then make a claim under the Demand Note as and to the extent provided in Section 4.7(a)(ii)(A) above for such day; and

                                (B) allocate to the Retained Interest Amount an amount determined as set forth in Section 4.7(a)(ii)(B) above for such day, which amount shall reduce the Retained Interest Amount.

                         (iii)  with respect to all Lease Payment Losses:

                                (A) decrease the Series 2001-1 Available Subordinated Amount and make a claim under the Series 2001-1 Letter of Credit in accordance with Section 4.14(b) hereof, as and to the extent provided in Section 4.7(a)(iii)(A) above for such day; and

                                (B) allocate to the Retained Interest Amount an amount determined as set forth in Section 4.7(a)(iii)(B) above for such day, which amount shall reduce the Retained Interest Amount.

                  (d) Additional Allocations. Notwithstanding the foregoing provisions of this Section 4.7,

                         (i)    provided  the Series  2001-1 Rapid  Amortization
     Period has not commenced, amounts allocated to the Series 2001-1 Excess Funding Account in excess of the Cash Liquidity Amount, if any, and the Substitute Exchanged Vehicle Proceeds Amount, if any, and that are not allocated to making payments under the Series 2001-1 Notes or other amounts pursuant to this Article IV, may, at the discretion of RCFC and as and to the extent permitted in the related Series Supplements, be used to pay the principal amount of other Group III Series of Notes that are then in amortization and, after such payment, any such remaining funds after making any such principal payments, may, at RCFC's option, be (i) used to finance, refinance or acquire Vehicles, to the extent Eligible Vehicles have been requested by any of the Lessees under the Master Lease, or (ii) transferred, on any Payment Date, to the Retained Distribution Account, to the extent that the Retained Interest Amount equals or exceeds zero after giving effect to such payment and so long as no Series 2001-1 Enhancement Deficiency or Asset Amount Deficiency exists or would result therefrom; provided, however, that funds remaining after the application of such funds to the payment of the principal amount of other Group III Series of Notes that are in amortization and to the financing, refinancing or acquisition of Group III Vehicles may be transferred to the Retained Distribution Account on a day other than a Payment Date if the Master Servicer furnishes to the Trustee an Officer's Certificate to the effect that such transfer will not cause any of the foregoing deficiencies to occur either on the date that such transfer is made or, in the reasonable anticipation of the Master Servicer, on the next Payment Date. Funds in the Retained Distribution Account shall, at the option of RCFC, be available to finance, refinance or acquire Vehicles, to the extent Eligible Vehicles have been requested by any of the Lessees under the Master Lease, to pay the Net Book Value of Vehicles being tendered for exchange of like-kind property into the Group III Collection Account, or for distribution to the Retained Interestholder (including any advances made under the Demand Note or otherwise);

                         (ii) in the event that the Master Servicer is not DTAG or an Affiliate of DTAG, the Master Servicer shall not be entitled to withhold any amounts pursuant to Section 4.2(c) and the Trustee shall deposit amounts payable to DTAG in its capacity as the Master Servicer in the Collection Account pursuant to the provisions of Section 4.2 on each Series 2001-1 Deposit Date;

                         (iii) any amounts withheld by the Master Servicer and not deposited in the Collection Account pursuant to Section 4.2(c) shall be deemed to be deposited in the Collection Account on the date such amounts are withheld for purposes of determining the amounts to be allocated pursuant to this Section 4.7;

                         (iv) if there is more than one Group III Series of Notes outstanding, then Sections 4.7(a)(i)(C), 4.7(b)(i)(C) and 4.7(c)(i)(C) above shall not be duplicative with any similar provisions contained in any other Supplement and the Retained Interestholder shall only be paid such amount once with respect to any Payment Date;

                         (v) RCFC may, from time to time in its sole discretion, increase the Series 2001-1 Available Subordinated Amount by (a)
     (i) allocating to the Series 2001-1 Available Subordinated Amount Eligible Vehicles theretofore allocated to the Retained Interest and (ii) delivering to the Trustee an Officer's Certificate affirming with respect to such Vehicles the representations and warranties set forth in Section 6.14 of the Base Indenture (and an Opinion of Counsel to the same effect) or (b)
     (i) depositing funds into the Series 2001-1 Excess Funding Account by transfer from the Retained Distribution Account or otherwise, and (ii) delivering to the Master Servicer and the Trustee an Officer's Certificate setting forth the amount of such funds and stating that such funds shall be allocated to the Series 2001-1 Available Subordinated Amount; provided, however, that (x) RCFC shall have no obligation to so increase the Series 2001-1 Available Subordinated Amount at any time and (y) RCFC may not increase the Series 2001-1 Available Subordinated Amount at any time if the amount of such increase, together with the sum of the amounts of all prior increases, if any, of the Series 2001-1 Available Subordinated Amount would exceed the applicable Series 2001-1 Available Subordinated Amount Maximum Increase, excluding from such calculation any increase in the Series 2001-1 Available Subordinated Amount (1) through Recoveries or from funds constituting repayments of principal under the Demand Note, or (2) relating to an increase in any component of the Minimum Enhancement Amount that results from (a) an increase in the ratio of Group III Vehicles that are Non-Program Vehicles to all Group III Vehicles, (b) a reduction in the aggregate amount of cash and Permitted Investments in the Collection Account and the Master Collateral Account that are allocable to the Group III Series of Notes, or (c) a decrease in Market Value Adjustment Percentage;

                         (vi) provided that the Insolvency Period has not commenced, amounts on deposit in the Series 2001-1 Cash Liquidity Account in excess of the Minimum Liquidity Amount on any Series 2001-1 Deposit Date may on such Series 2001-1 Deposit Date be withdrawn from the Series 2001-1 Cash Liquidity Account and deposited into the Series 2001-1 Excess Funding Account; and

                         (vii) if the Insolvency Period has commenced, amounts on deposit in the Series 2001-1 Cash Liquidity Account will be available to be transferred by the Trustee to the distribution accounts for application pursuant to Sections 4.8 and 4.9 hereof as applicable.

                  Section 4.8   Monthly Payments.  All of the  payments  in this
Section 4.8 will be made in accordance with written direction of the Master Servicer. On each Reporting Date, as provided below, the Master Servicer shall instruct the Trustee or the Paying Agent to withdraw, and on the following Payment Date the Trustee or the Paying Agent, acting in accordance with such instructions, shall withdraw the amounts required to be withdrawn from the Group III Collection Account pursuant to Sections 4.8(a) through (c) below in respect of all funds available from Series 2001-1 Interest Collections processed since the preceding Payment Date and allocated to the holders of the Series 2001-1 Notes.

                  (a) Note Interest with respect to the Series 2001-1 Notes. On each Reporting Date, the Master Servicer shall instruct the Trustee or the Paying Agent to withdraw on the next succeeding Payment Date from amounts on deposit in the Series 2001-1 Accrued Interest Account as a result of the allocations, drawings and withdrawals under Section 4.7 hereof, and deposit in the Series 2001-1 Distribution Account the lesser of (i) the amount on deposit in the Series 2001-1 Accrued Interest Account and (ii) the Series 2001-1 Interest Amount. The amount on deposit in the Series 2001-1 Accrued Interest Account, after taking into account any funds available therein from the Series 2001-1 Cash Liquidity Account, if any (following the establishment thereof pursuant to Section 4.18 of this Supplement), the Series 2001-1 Excess Funding Account in excess of the Cash Liquidity Amount, if any, and the Substitute Exchanged Vehicle Proceeds Amount, if any, claims made under the Demand Note, proceeds of draws on the Series 2001-1 Letter of Credit or withdrawals from the Series 2001-1 Cash Collateral Account, as the case may be, in each case, applied as described in Section 4.9 of this Supplement, shall be withdrawn by the Trustee on the following Payment Date and deposited in the Series 2001-1 Distribution Account and, in accordance with Section 5.1 of the Base Indenture, used to pay, first to the Series 2001-1 Insurer, an amount equal to the Series 2001-1 Insurer Payment; second to the Series 2001-1 Noteholders, pro rata, an amount equal to the Series 2001-1 Accrued Interest Amount; and third to the Series 2001-1 Insurer, an amount equal to the Series 2001-1 Insurer Reimbursement Amount, in each case, for such Payment Date.

                  (b) Legal Fees. On each Payment Date during the Series 2001-1 Rapid Amortization Period provided, however, the consent of the Series 2001-1 Insurer has been received, the Master Servicer shall, prior to making all distributions required to be made pursuant to Section 4.8(a) of this Supplement, instruct each of the Trustee and the Paying Agent to withdraw from the Series 2001-1 Accrued Interest Account, for payment to the Issuer, an amount up to an aggregate amount for all such Payment Dates of $500,000 to be applied to the payment of legal fees and expenses, if any, of the Issuer. On such Payment Date, the Trustee or the Paying Agent, as applicable, shall withdraw such amount from the Series 2001-1 Accrued Interest Account and remit such amount to the Issuer.

                  (c) Servicing Fee. On each Payment Date, the Master Servicer shall, after directing all distributions required to be made pursuant to Sections 4.8(a) and (b) of this Supplement or in the event that on the related Determination Date DTAG or any Affiliate thereof shall no longer be the Master Servicer, prior to such distributions being made (or if in addition to the foregoing the Series 2001-1 Rapid Amortization Period has also commenced, prior to making all distributions required to be made pursuant to Section 4.8(a) of this Supplement but after making all distributions required to be made pursuant to Section 4.8(b)), instruct in writing each of the Trustee and the Paying Agent to withdraw from the Series 2001-1 Accrued Interest Account, for payment to the Master Servicer, an amount equal to (a) the Series 2001-1 Investor Monthly Servicing Fee and any Series 2001-1 Monthly Supplemental Servicing Fee accrued during the preceding Series 2001-1 Interest Period, plus
(b) all accrued and unpaid Series 2001-1 Investor Monthly Servicing Fees and any accrued and unpaid Series 2001-1 Monthly Supplemental Servicing Fees, minus (c) the amount of any Series 2001-1 Investor Monthly Servicing Fees and Series 2001-1 Monthly Supplemental Servicing Fees withheld by the Master Servicer pursuant to the Base Indenture. On such Payment Date, the Trustee or the Paying Agent, as applicable, shall withdraw such amount from the Series 2001-1 Accrued Interest Account and remit such amount to the Master Servicer. If on any Payment Date during the Series 2001-1 Rapid Amortization Period, if and only if an Insolvency Period shall be continuing, the amount on deposit in the Series 2001-1 Accrued Interest Account is insufficient to pay the amount described in the second preceding sentence, the Trustee shall withdraw from the Series 2001-1 Cash Liquidity Account and the Cash Liquidity Amount, if any, an amount equal to the lesser of (i) the amount of such insufficiency and (ii) the amount then on deposit in the Series 2001-1 Cash Liquidity Account and such Cash Liquidity Amount, if any, and shall remit such amount, as well as any amount available in the Series 2001-1 Accrued Interest Account, to the Master Servicer.

                  Section 4.9   Deposits in  Respect of Payment of Note Interest
(a) All payments made pursuant to this Section 4.9 will be made in accordance with the written instructions of the Master Servicer. On each Payment Date, to the extent that after the allocations and deposits required pursuant to Section
4.7 and Section 4.8(a) of this Supplement a shortfall exists in the amounts available in the Series 2001-1 Distribution Account to pay the Series 2001-1 Accrued Interest Amount and Series 2001-1 Insurer Payment for such Payment Date (the "Interest Allocation Shortfall"), and if and only if an Insolvency Period shall be continuing, the Master Servicer shall instruct the Trustee or Paying Agent to withdraw from funds on deposit in the Series 2001-1 Cash Liquidity Account and from the Cash Liquidity Amount, if any, an amount equal to the lesser of (A) the amount of such Interest Allocation Shortfall and (B) the amount on deposit in the Series 2001-1 Cash Liquidity Account (after giving effect to any withdrawals therefrom required on such Payment Date by Sections 4.18(a) and 4.8(c)) and the Cash Liquidity Amount, if any, and deposit such amount in the Series 2001-1 Distribution Account to pay the Interest Allocation Shortfall. If an Interest Allocation Shortfall continues to exist after the deposits required pursuant to the preceding sentence have been made, the Master Servicer shall instruct the Trustee or the Paying Agent to withdraw from funds on deposit in the Series 2001-1 Excess Funding Account, an amount equal to the lesser of (A) the amount on deposit in the Series 2001-1 Excess Funding Account in excess of the Cash Liquidity Amount, if any, and the Substitute Exchanged Vehicle Proceeds Amount, if any, on such Payment Date and (B) such remaining amount of the Interest Allocation Shortfall, and deposit such amount in the Series 2001-1 Distribution Account to pay the remaining Interest Allocation Shortfall. If an Interest Allocation Shortfall continues to exist after the deposits required pursuant to the preceding two sentences have been made, if amounts have been allocated to a drawing on the Series 2001-1 Letter of Credit pursuant to the allocations set forth in Section 4.7 of this Supplement, the Master Servicer shall instruct the Trustee or the Paying Agent to make a drawing on the Series 2001-1 Letter of Credit pursuant to Section 4.14 of this Supplement and deposit the lesser of (A)the amount allocated to a drawing on the Series 2001-1 Letter of Credit pursuant to Section 4.7 of this Supplement (not to exceed the Available Draw Amount) and (B)the amount of the remaining Interest Allocation Shortfall, in the Series 2001-1 Distribution Account. Notwithstanding anything in the foregoing to the contrary, this Section 4.9(a) shall not in any way limit the amount of any claim, withdrawal or drawing with respect to the Demand Note, Series 2001-1 Letter of Credit or Series 2001-1 Cash Collateral Account under and pursuant to any other provision of this Supplement.

                  (b) If a Series 2001-1 Monthly Interest Shortfall exists after the deposits required pursuant to the preceding three sentences have been made, the Master Servicer will instruct the Trustee to make a demand on the Series 2001-1 Policy in an amount equal to the Series 2001-1 Monthly Interest Shortfall for such date, and deposit such amount in the Series 2001-1 Distribution Account for direct payment to the Series 2001-1 Noteholders.

                  (c) If on any date a Series 2001-1 Preference Amount arises in respect of a payment of interest on the Series 2001-1 Notes, the Trustee shall make a demand on the Series 2001-1 Policy, in accordance with the terms thereof and Section 4.19 hereof in respect of such Series 2001-1 Preference Amount.

                  Section 4.10 Deposits in Respect of Payment of Note Principal. All payments made pursuant to this Section 4.10 will be made in accordance with the written instructions of the Master Servicer.

                  (a)    Series 2001-1 Notes.

                         (i) Commencing on the second Determination Date after the commencement of the Series 2001-1 Controlled Amortization Period or the first Determination Date after the commencement of the Series 2001-1 Rapid Amortization Period, the Master Servicer shall instruct the Trustee or the Paying Agent as to the following:

                                (A) the Series 2001-1 Controlled Distribution Amount for the Related Month, (B) the amount allocated to the Series 2001-1 Notes during the Related Month pursuant to
                  Section 4.7(b) (i)(C) or 4.7(c)(i)(C) of this Supplement, as applicable, and (C) the amount, if any, by which the amount in clause (A) above exceeds the amount in clause (B) above (the amount of such excess the "Series 2001-1 Controlled Distribution Amount Deficiency"); and

                         (ii) Commencing on the second Payment Date after the commencement of the Series 2001-1 Controlled Amortization Period, the Trustee shall, in respect of the Series 2001-1 Notes, (1) withdraw from the Series 2001-1 Collection Account an amount equal to the lesser of the amounts specified in clauses (A) and (B) of Section 4.8(a)(i) of this Supplement, (2) to the extent any Series 2001-1 Controlled Distribution Amount Deficiency remains after application of the amounts specified in clause (1) of this subsection, the Master Servicer shall instruct the Trustee or the Paying Agent to withdraw, from funds on deposit in the Excess Funding Accounts for the other Group III Series of Notes, if any, an amount equal to the lesser of (x) the aggregate amount on deposit in such Excess Funding Accounts on such Payment Date (after application of any such amounts to pay principal and interest in respect of the related Series of Notes pursuant to the related Series Supplements), and (y) the remaining amount of the Series 2001-1 Controlled Distribution Amount Deficiency, and deposit such amounts in the Series 2001-1 Distribution Account to be paid, pro rata, to the Series 2001-1 Noteholders on account of the Series 2001-1 Controlled Distribution Amount, provided that any such amounts withdrawn from the Excess Funding Accounts for the other Group III Series of Notes shall be applied on a pro rata basis with respect to each Group III Series of Notes with respect to which a Series 2001-1 Controlled Distribution Amount Deficiency exists after application of the amounts specified in the corresponding sections of the related Series Supplements, (3) to the extent any Series 2001-1 Controlled Distribution Amount Deficiency exists after application of the amounts specified in clauses (1) and (2) of this subsection, the Master Servicer shall instruct the Trustee or the Paying Agent to withdraw, from funds on deposit in the Series 2001-1 Excess Funding Account, an amount equal to the lesser of (v) the amount on deposit in the Series 2001-1 Excess Funding Account in excess of the Cash Liquidity Amount, if any, and the Substitute Exchanged Vehicle Proceeds Amount, if any, on such Payment Date (after application of any amounts pursuant to
     Section 4.9 of this Supplement) and (w) the remaining amount of the Series 2001-1 Controlled Distribution Amount Deficiency and deposit such amounts in the Series 2001-1 Distribution Account to be paid, pro rata, to the Series 2001-1 Noteholders on account of the Series 2001-1 Controlled
     Distribution Amount, and (4) to the extent any Series 2001-1 Controlled Distribution Amount Deficiency remains after application of the amounts specified in clauses (1) through (3) of this subsection, if amounts have been drawn on the Series 2001-1 Letter of Credit and deposited into the Series 2001-1 Collection Account pursuant to Section 4.14 of this Supplement, or amounts have been claimed under the Demand Note or drawn under the Series 2001-1 Letter of Credit in respect thereof and deposited into the Series 2001-1 Collection Account pursuant to Section 4.15 of this Supplement, the Master Servicer shall instruct the Trustee or the Paying Agent to withdraw from the Series 2001-1 Collection Account on such Payment Date the lesser of (x) the amount on deposit in the Series 2001-1 Collection Account representing such draw on the Series 2001-1 Letter of Credit, not to exceed the Available Draw Amount, or payment under the Demand Note (after application of any portion thereof pursuant to Section
     4.9 of this Supplement) and (y) the remaining amount of the Series 2001-1 Controlled Distribution Amount Deficiency (if any), and deposit such amount in the Series 2001-1 Distribution Account to be paid, pro rata, to the Series 2001-1 Noteholders on account of the Series 2001-1 Controlled Distribution Amount; provided, however, that on the Series 2001-1 Termination Date for the Series 2001-1 Notes, the Trustee shall withdraw from such accounts, as provided above, an amount which is no greater than the Series 2001-1 Outstanding Principal Amount as of such date. The Series 2001-1 Outstanding Principal Amount shall be due and payable on the Series 2001-1 Termination Date.

                         (iii) Commencing on the first Payment Date after the commencement of the Series 2001-1 Rapid Amortization Period, the Trustee shall (1) withdraw from the Series 2001-1 Collection Account the amount allocated thereto pursuant to Section 4.7(c)(i)(B) of this Supplement, (2) to the extent any portion of the Series 2001-1 Outstanding Principal Amount still remains unpaid after application of the amounts specified in clause
     (1) above, the Master Servicer shall instruct the Trustee or the Paying Agent to withdraw, from funds on deposit in the related Excess Funding Accounts of any additional Group III Series of Notes, if any, an amount equal to the lesser of (x) the aggregate amount on deposit in such Excess Funding Accounts on such Payment Date (after application of any such amounts to pay principal and interest in respect of the related Series of Notes pursuant to the related Series Supplements) and (y) the unpaid portion of the Series 2001-1 Outstanding Principal Amount and deposit such amounts in the Series 2001-1 Distribution Account to be paid, pro rata, to the Series 2001-1 Noteholders, provided that any such amounts withdrawn from the Excess Funding Accounts for the other Group III Series of Notes shall be applied on a pro rata basis with respect to each Group III Series of Notes with respect to which a deficiency exists, (3) to the extent any portion of the Series 2001-1 Invested Amount remains unpaid after application of the amount specified in clauses (1) and (2), the Master Servicer shall instruct the Trustee or the Paying Agent to withdraw, from funds on deposit in the Series 2001-1 Excess Funding Account, an amount equal to the lesser of (v) the amount on deposit in the Series 2001-1 Excess Funding Account in excess of the Cash Liquidity Amount, if any, and the Substitute Exchanged Vehicle Proceeds Amount, if any, on such Payment Date (after application of any amounts pursuant to Sections 4.9 of this Supplement), and (w) the unpaid portion of the Series 2001-1 Outstanding Principal Amount and deposit such amount in the Series 2001-1 Distribution Account to be paid, pro rata, to the Series 2001 Noteholders, and (4) to the extent any portion of the Series 2001-1 Outstanding Principal Amount still remains unpaid after application of the amounts specified in clauses
     (1) through (3) above, if amounts have been drawn on the Series 2001-1 Letter of Credit and deposited into the Series 2001-1 Collection Account pursuant to Section 4.14 of this Supplement or amounts have been claimed under the Demand Note or drawn under the Series 2001-1 Letter of Credit in respect thereof and deposited into the Series 2001-1 Collection Account pursuant to Section 4.15 of this Supplement, the Master Servicer shall instruct the Trustee or the Paying Agent to withdraw from the Series 2001-1 Collection Account on such Payment Date the lesser of (x) the amount on deposit in the Series 2001-1 Collection Account representing such draw on the Series 2001-1 Letter of Credit, not to exceed the Available Draw Amount, or payment under the Demand Note (after application of any portion thereof pursuant to Section 4.9 of this Supplement), (y) the Permitted Principal Draw Amount on such date, and (z) the excess of the Series 2001-1 Outstanding Principal Amount over the amounts described in clauses (1) through (3) above and deposit such amounts in the Series 2001-1 Distribution Account to be paid, pro rata, to the Series 2001-1 Noteholders; provided, however, that on the Series 2001-1 Termination Date for the Series 2001-1 Notes, the Trustee shall withdraw from the Series 2001-1 Collection Account, as provided above, an aggregate amount which is no greater than the Series 2001-1 Outstanding Principal Amount as of such date. The Series 2001-1 Outstanding Principal Amount shall be due and payable on the Series 2001-1 Termination Date.

                         (iv) On each Payment Date occurring on or after the date a withdrawal is made pursuant to Sections 4.10(a)(ii) and (iii) of this Supplement, the Paying Agent shall, in accordance with Section 5.1 of the Base Indenture and the Master Servicer's most recent Monthly Certificate pay to the applicable Series 2001-1 Noteholders, pro rata, the lesser of the Series 2001-1 Outstanding Principal Amount and the amount deposited in the Series 2001-1 Distribution Account for the payment of principal pursuant to Sections 4.10(a)(ii) and (iii), as applicable, of this Supplement. If, after giving effect to the deposit into the Series 2001-1 Distribution Account of the amount to be deposited in accordance with Sections 4.10(a)(ii) and (iii) of this Supplement, the amount to be deposited in the Series 2001-1 Distribution Account with respect to the Series 2001-1 Termination Date is or will be less than the Series 2001-1 Outstanding Principal Amount, the Trustee shall make a demand on the Series 2001-1 Policy by 12:00 p.m. (New York City time) on the second Business Day preceding the Series 2001-1 Termination Date in an amount equal to the Series 2001-1 Principal Shortfall and shall cause the proceeds thereof to be deposited in the Series 2001-1 Distribution Account for direct payment to the Series 2001-1 Noteholders as a payment in respect of the principal thereof.

                         (v) On the Series 2001-1 Termination Date and on any date thereafter, if a Series 2001-1 Preference Amount arises in respect of a payment of principal of the Series 2001-1 Notes, the Trustee shall make a demand on the Series 2001-1 Policy, in accordance with the terms thereof and Section 4.19 hereof, in respect of such Series 2001-1 Preference Amount.

                         (vi) On and after the Series 2001-1 Termination Date with respect to the Series 2001-1 Notes, any amounts remaining in the Series 2001-1 Collection Account, the Series 2001-1 Excess Funding Account (including any Cash Liquidity Amount or any Substitute Exchanged Vehicle Proceeds Amount) or the Series 2001-1 Distribution Account shall be paid to the Series 2001-1 Insurer up to the amount of any unpaid Series 2001-1 Insurer Reimbursement Amounts.

                  Section 4.11 Retained Distribution Account. On each Payment Date, the Master Servicer shall, as applicable, instruct the Trustee in writing to instruct the Paying Agent to transfer to the Retained Distribution Account (established pursuant to Section 4.1(b) of the Base Indenture) (i) all funds which are in the Collection Account that have been allocated to the Retained Distribution Account as of such Payment Date and (ii) all funds that were previously allocated to the Retained Distribution Account but not transferred to the Retained Distribution Account.

                  Section 4.12  Series 2001-1 Distribution Account.

                  (a) Establishment of Series 2001-1 Distribution Account. The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 2001-1 Noteholders and the Series 2001-1 Insurer, or cause to be established and maintained, an account (the "Series 2001-1 Distribution Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2001-1 Noteholders and the Series 2001-1 Insurer. The Series 2001-1 Distribution Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2001-1 Distribution Account. If the Series 2001-1 Distribution Account is not maintained in accordance with the previous sentence, the Master Servicer shall establish a new Series 2001-1 Distribution Account, within ten (10) Business Days after obtaining knowledge of such fact, which complies with such sentence, and shall instruct the Trustee to transfer all cash and investments from the non-qualifying Series 2001-1 Distribution Account into the new Series 2001-1 Distribution Account. Initially, the Series 2001-1 Distribution Account will be established with the Trustee.

                  (b) Administration of the Series 2001-1 Distribution Account. The Master Servicer shall instruct the institution maintaining the Series 2001-1 Distribution Account in writing to invest funds on deposit in the Series 2001-1 Distribution Account at all times in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Payment Date following the date on which such funds were received, unless any Permitted Investment held in the Series 2001-1 Distribution Account is held with the Trustee, in which case such investment may mature on such Payment Date provided that such funds shall be available for withdrawal on or prior to such Payment Date. The Trustee shall hold, for the benefit of the Series 2001-1 Noteholders and the Series 2001-1 Insurer, possession of any negotiable instruments or securities evidencing the Permitted Investments from the time of purchase thereof until the time of maturity.

                  (c) Earnings from Series 2001-1 Distribution Account. Subject to the restrictions set forth above, the Master Servicer shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Series 2001-1 Distribution Account. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Series 2001-1 Distribution Account shall be deemed to be on deposit and available for distribution.

                  (d) Series 2001-1 Distribution Account Constitutes Additional Collateral for Series 2001-1 Notes. In order to secure and provide for the payment of the RCFC Obligations with respect to the Series 2001-1 Notes (but not the other Notes), RCFC hereby assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2001-1 Noteholders and the Series 2001-1 Insurer, all of RCFC's right, title and interest in and to the following (whether now or hereafter existing and whether now owned or hereafter acquired): (i) the Series 2001-1 Distribution Account; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2001-1 Distribution Account or the funds on deposit therein from time to time; (iv) all Permitted Investments made at any time and from time to time with monies in the Series 2001-1 Distribution Account; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash (the items in the foregoing clauses (i) through (v) are referred to, collectively, as the "Series 2001-1 Distribution Account Collateral"). The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2001-1 Distribution Account and in all proceeds thereof. The Series 2001-1 Distribution Account Collateral shall be under the sole dominion and control of the Trustee, and the Paying Agent at the direction of the Trustee, in each case for the benefit of the Series 2001-1 Noteholders and the Series 2001-1 Insurer.

                  Section 4.13 The Master Servicer's Failure to Instruct the Trustee to Make a Deposit or Payment. If the Master Servicer fails to give notice or instructions to make any payment from or deposit into the Group III Collection Account required to be given by the Master Servicer, at the time specified in the Master Lease or any other Related Document (including applicable grace periods), and such failure is known by the Trustee, the Trustee shall make such payment or deposit into or from the Group III Collection Account without such notice or instruction from the Master Servicer if and to the extent that the Trustee has been furnished information adequate, in the sole discretion of the Trustee, to determine the amounts and beneficiaries of such payments. Pursuant to the Master Lease, the Master Servicer has agreed that it shall, upon request of the Trustee, promptly provide the Trustee with all information necessary to allow the Trustee to make such a payment or deposit.

                  Section 4.14 Lease Payment Loss Draw on Series 2001-1 Letter of Credit(a) . (a) At or before 10:00 a.m. (New York City time) on each Payment Date, the Master Servicer shall notify the Trustee pursuant to the Master Lease of the amount of the Series 2001-1 Lease Payment Losses, such notification to be in the form of Exhibit D attached to this Supplement.

                  (b) So long as the Series 2001-1 Letter of Credit shall not have been terminated, on any Payment Date that there are Series 2001-1 Lease Payment Losses, the Trustee shall, by 1:00 p.m. (New York City time) on the same Payment Date, draw on the Series 2001-1 Letter of Credit by presenting a draft in an amount equal to the lesser of (i) the Series 2001-1 Lease Payment Losses allocated to making a drawing under the Series 2001-1 Letter of Credit pursuant to Sections 4.7(a)(iii)(A), 4.7(b)(iii)(A) or 4.7(c) (iii)(A), as applicable, of this Supplement, and (ii) the Available Draw Amount on such Payment Date, accompanied by a Certificate of Credit Demand. The proceeds of such draw shall be allocated and deposited as soon as practicable in the Series 2001-1 Collection Account for further allocation to the Series 2001-1 Distribution Account in accordance with the instructions of the Master Servicer and pursuant to the terms of this Supplement; provided that, to the extent that on any Payment Date any proceeds of a draw on the Series 2001-1 Letter of Credit remain on deposit in the Series 2001-1 Collection Account or Series 2001-1 Distribution Account, (after giving effect to all applications thereof pursuant to Section 4.10(a) on such Payment Date) the Master Servicer shall instruct the Trustee or Paying Agent to deposit such remaining proceeds into the Series 2001-1 Cash Liquidity Account (following the establishment thereof pursuant to Section 4.18 of this Supplement). The Master Servicer shall notify each Rating Agency of the amount of any draw on the Series 2001-1 Letter of Credit on account of Series 2001-1 Lease Payment Losses not later than five (5) Business Days after the date of such draw.

                  Section 4.15 Claim Under the Demand Note(a) . (a) On each Determination Date, the Master Servicer shall determine the aggregate amount, if any, of Losses that have occurred during the Related Month. In the event that any such Losses occurring during such Related Month exceed the amount of Recoveries received during such Related Month, the Master Servicer shall set forth the aggregate amount of such net Losses in the Monthly Report, and the Trustee shall make the allocations as set forth in Sections 4.7(a)(ii)(A),4.7(b)
(ii)(A) and 4.7(c)(ii)(A), as applicable, of this Supplement. If any amounts are allocated to a claim under the Demand Note pursuant to such Sections (any such amounts, "Demand Note Claim Amounts"), the Trustee shall transmit to the issuer of the Demand Note a demand for repayment (each, a "Demand Notice") under the Demand Note in the amount of the lesser of (x) the outstanding amount of such Demand Note and (y) the Demand Note Claim Amounts, in each case such payment to be made on or prior to the next succeeding Payment Date by deposit of funds into the Series 2001-1 Collection Account in the specified amount.

                  (b) In the event that on any Payment Date on which (x) a Demand Notice has been transmitted to the issuer of the Demand Note on the related Determination Date pursuant to Section 4.15(a) above and the Demand Note issuer shall have failed to deposit into the Series 2001-1 Collection Account the amount specified in such Demand Notice on or prior to 10:00 a.m. (New York City time) on such Payment Date, (y) a Demand Notice for payment by the issuer of the Demand Note could be transmitted to the issuer of the Demand Note on the related Determination Date pursuant to Section 4.15(a) above, but has been prevented from being transmitted or, if so transmitted, the issuer of the Demand Note has been prevented from making any payment thereunder, as a result of the operation of any bankruptcy or insolvency law, or (z) a payment made by the issuer of the Demand Note under the Demand Note pursuant to Section 4.15(a) above has been avoided and recovered pursuant to Sections 547 and 550 of the Bankruptcy Code on or before such Payment Date, then, so long as the Series 2001-1 Letter of Credit shall not have been terminated, the Trustee shall, by 1:00 p.m. (New York City time) on the same Business Day, draw on the Series 2001-1 Letter of Credit by presenting a draft in an amount equal to the lesser of (1) (i) that portion of the amount demanded under the Demand Note as specified in Section 4.15(a) above that has not been deposited into the Series 2001-1 Collection Account as of 10:00 a.m. (New York City time) on such Payment Date, in the case of clause (x) above, (ii) the amount of the stayed demand for payment in the case of clause (y) above or (iii) the amount avoided and recovered in the case of clause (z) above and (2) the Available Draw Amount, in each case accompanied by a Certificate of Credit Demand. The proceeds of such draw shall be and deposited in the Series 2001-1 Distribution Account and the Series 2001-1 Collection Account for application pursuant to Section 4.10(a)(ii) of this Supplement. The Master Servicer shall notify each Rating Agency of the amount of any draw on the Series 2001-1 Letter of Credit on account of Demand Note claim amounts not later than five (5) Business Days after the date of such draw.

                  Section 4.16 Series 2001-1 Letter of Credit Termination Demand
(a) . (a) If prior to the date which is 30 days prior to the then scheduled Series 2001-1 Letter of Credit Expiration Date,

                         (i) the Series 2001-1 Letter of Credit shall not have been extended or there shall not have been appointed a successor institution to act as Series 2001-1 Letter of Credit Provider, and

                         (ii) the payments to be made by the Lessees under the Master Lease shall not have otherwise been credit enhanced with (A) the funding of the Series 2001-1 Cash Collateral Account with cash in the amount of the Series 2001-1 Letter of Credit Amount, (B) other cash collateral accounts, overcollateralization or subordinated securities or
     (C) with the consent of the Required Series 2001-1 Noteholders and the Series 2001-1 Insurer, a Surety Bond or other similar arrangements; provided, however, that

                                (A) any such successor institution or other form of substitute credit enhancement referred to in the foregoing clauses (B) and (C) shall be approved by each Rating Agency; and

                                (B)    any  such successor  institution or other
                  form of substitute credit enhancement referred to in the foregoing clauses (i) or (ii)(C) shall, if the short-term debt credit ratings with respect to such substitute credit enhancement, if applicable, are less than "A-1" or the equivalent from Standard & Poor's, "P-1" or the equivalent from Moody's and "F1" or the equivalent from Fitch, be approved by the Required Series 2001-1 Noteholders;

then the Master Servicer shall notify the Trustee and the Series 2001-1 Insurer in writing pursuant to the Master Lease no later than one Business Day prior to the Series 2001-1 Letter of Credit Expiration Date of (i) the principal balance of all Outstanding Series 2001-1 Notes on such date, and (ii) the amount available to be drawn on the Series 2001-1 Letter of Credit on such date. Upon receipt of such notice by the Trustee on or prior to 10:00 a.m. (New York City time) on any Business Day, the Trustee shall, by 1:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 1:00 p.m. (New York City time) on the next following Business Day), draw the lesser of the amounts set forth in clauses (i) and (ii) above on the Series 2001-1 Letter of Credit by presenting a draft accompanied by a Certificate of Termination Demand and shall deposit the proceeds of the disbursement resulting therefrom in a special deposit account (the "Series 2001-1 Cash Collateral Account").

                  (b) The Master Servicer shall notify the Trustee and the Series 2001-1 Insurer in writing pursuant to the Master Lease within one Business Day of becoming aware that the short-term debt credit rating of the Series 2001-1 Letter of Credit Provider has fallen below "A-1" in the case of Standard & Poor's, "P-1" in the case of Moody's and "F1" in the case of Fitch (if rated by Fitch). At such time the Master Servicer shall also notify the Trustee of (i) the principal balance of all Outstanding Series 2001-1 Notes on such date, and (ii) the Series 2001-1 Letter of Credit Amount on such date. Upon the 30th Business Day following receipt of such notice by the Trustee if the condition described in the first sentence of this Section 4.16(b) shall remain in effect on or prior to 10:00 a.m. (New York City time) on any Business Day, unless the Master Servicer shall have obtained a new letter of credit, substantially in the form of the Series 2001-1 Letter of Credit and provided by an entity with short-term debt credit ratings of at least "A-1" in the case of Standard & Poor's and "P-1" in the case of Moody's and, the Trustee shall, by 1:00 p.m. (New York City time) on such Business Day (or, in the case of any notice given to the Trustee after 10:00 a.m. (New York City time), by 1:00 p.m. (New York City time) on the next following Business Day), draw on the Series 2001-1 Letter of Credit in an amount equal to the lesser of the principal balance of all Outstanding Series 2001-1 Notes on such Business Day and the amount available to be drawn on the Series 2001-1 Letter of Credit on such Business Day by presenting a draft accompanied by a Certificate of Termination Demand and shall deposit the proceeds of the disbursement resulting therefrom in the Series 2001-1 Cash Collateral Account.

                  Section 4.17  The  Series  2001-1 Cash Collateral Account(a) .
(a) Upon receipt of notice of a draw on the Series 2001-1 Letter of Credit pursuant to Section 4.16, the Trustee shall establish and maintain in the name of the Trustee for the benefit of the Series 2001-1 Noteholders and the Series 2001-1 Insurer, or cause to be established and maintained, the Series 2001-1 Cash Collateral Account bearing a designation clearly indicating that the funds deposited therein are held for the Series 2001-1 Noteholders and the Series 2001-1 Insurer. The Series 2001-1 Cash Collateral Account shall be maintained
(i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Series 2001-1 Cash Collateral Account. If the Series 2001-1 Cash Collateral Account is not maintained in accordance with the prior sentence, then within 10 Business Days after obtaining knowledge of such fact, the Master Servicer has agreed pursuant to the Master Lease that it shall establish a new Series 2001-1 Cash Collateral Account which complies with such sentence and shall instruct the Trustee in writing to transfer into the new Series 2001-1 Cash Collateral Account all cash and investments from the non-qualifying Series 2001-1 Cash Collateral Account. When established, the Series 2001-1 Cash Collateral Account is intended to function in all respects as the replacement for, and the equivalent of, the Series 2001-1 Letter of Credit. Accordingly, following its creation, each reference to a draw on the Series 2001-1 Letter of Credit shall refer to withdrawals from the Series 2001-1 Cash Collateral Account and references to similar terms shall mean and be a reference to actions taken with respect to the Series 2001-1 Cash Collateral Account that correspond to actions that otherwise would have been taken with respect to the Series 2001-1 Letter of Credit. Without limiting the generality of the foregoing, upon funding of the Series 2001-1 Cash Collateral Account, the Trustee shall, at all times when otherwise required to make a draw under the Series 2001-1 Letter of Credit pursuant to Section 4.14 or 4.15 of this Supplement, make a draw from the Series 2001-1 Cash Collateral Account in the amount and at such time as a draw would be made under the Series 2001-1 Letter of Credit pursuant to Section 4.14 or 4.15 of this Supplement. The Trustee shall provide written notice to DTAG of any draw from the Series 2001-1 Cash Collateral Account pursuant to Section 4.14 or 4.15 of this Supplement.

                  (b) In order to secure and provide for the repayment and payment of the obligations of RCFC with respect to the Series 2001-1 Notes (but not any other Series of Notes), RCFC hereby assigns, pledges, grants, transfers and sets over to the Trustee, for the benefit of the Series 2001-1 Noteholders and the Series 2001-1 Insurer, all of RCFC's right, title and interest in and to the following (whether now or hereafter existing and whether now owned or hereafter acquired): (i) the Series 2001-1 Cash Collateral Account; (ii) all funds on deposit therein from time to time; (iii) all certificates and instruments, if any, representing or evidencing any or all of the Series 2001-1 Cash Collateral Account or the funds on deposit therein from time to time; (iv) all Permitted Investments made at any time and from time to time with the monies in the Series 2001-1 Cash Collateral Account; and (v) all proceeds of any and all of the foregoing, including, without limitation, cash. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Series 2001-1 Cash Collateral Account and in all proceeds thereof. The
Series 2001-1 Cash Collateral Account shall be under the sole dominion and control of the Trustee for the benefit of the Series 2001-1 Noteholders, the Series 2001-1 Insurer and the Series 2001-1 Letter of Credit Provider, as their interests appear herein, which interest in the case of the Series 2001-1 Letter of Credit Provider shall be subject to the interests of the holders of Series 2001-1 Notes as provided herein.

                  (c) Funds on deposit in the Series 2001-1 Cash Collateral Account shall, at the written direction of the Master Servicer given pursuant to the Master Lease, be invested by the Trustee in Permitted Investments. Funds on deposit in the Series 2001-1 Cash Collateral Account on any Payment Date, after giving effect to any deposits to or withdrawals from the Series 2001-1 Cash Collateral Account on such Payment Date, shall be invested in Permitted Investments that will mature at such time that such funds will be available for withdrawal on or prior to the following Payment Date. The proceeds of any such investment, to the extent not distributed on such Payment Date, shall be invested in Permitted Investments that will mature at such time that such funds will be available for withdrawal on or prior to the Payment Date immediately following the date of such investment. The Trustee shall maintain for the benefit of the Series 2001-1 Noteholders and the Series 2001-1 Letter of Credit Provider as their interests appear herein, which interest in the case of the Series 2001-1 Letter of Credit Provider shall be subject to the interests of the holders of the Series 2001-1 Notes as provided herein, possession of the negotiable instruments or securities evidencing the Permitted Investments from the time of purchase thereof until the time of sale or maturity. On each Payment Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Payment Date on funds on deposit in the Series 2001-1 Cash Collateral Account shall be paid, to the Series 2001-1 Letter of Credit Provider to the extent of any unreimbursed draws on the Series 2001-1 Letter of Credit. Subject to the restrictions set forth above, the Master Servicer, or a Person designated in writing by the Master Servicer with written notification thereof to the Trustee, shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Series 2001-1 Cash Collateral Account. For purposes of determining the availability of funds or the balances in the Series 2001-1 Cash Collateral Account for any reason under the Indenture, all investment earnings on such funds shall be deemed not to be available or on deposit.

                  (d) In the event that the Series 2001-1 Cash Collateral Account Surplus on any Payment Date, after giving effect to all withdrawals from the Series 2001-1 Cash Collateral Account, is greater than zero, the Trustee, acting in accordance with the written instructions of the Master Servicer, shall withdraw from the Series 2001-1 Cash Collateral Account an amount equal to the Series 2001-1 Cash Collateral Amount Surplus and shall pay from such amount to the Series 2001-1 Letter of Credit Provider, an amount equal to the amount of unreimbursed draws under the Series 2001-1 Letter of Credit.

                  (e) Upon the later to occur of (i) the termination of the Indenture pursuant to Section 10.1 of the Base Indenture and (ii) the Business Day immediately following the Series 2001-1 Letter of Credit Expiration Date, the Trustee, acting in accordance with the written instructions of the Master Servicer, after the prior payment of all amounts owing to the Series 2001-1 Noteholders and to the Series 2001-1 Insurer and payable from the Series 2001-1 Cash Collateral Account as provided herein, shall withdraw from the Series 2001-1 Cash Collateral Account all amounts on deposit therein and shall pay from such amounts to the Series 2001-1 Letter of Credit Provider an amount equal to the amount of unreimbursed draws on the Series 2001-1 Letter of Credit.

                  Section 4.18  Application   of    Cash    Liquidity    Amount;
Restrictions on Amounts Drawn Under Series 2001-1 Letter of Credit.

                  (a) Application of Cash Liquidity Amount. Notwithstanding anything to the contrary contained herein or in any other Related Document, funds in an amount not less than the Cash Liquidity Amount shall at all times, except as specified in this Section 4.18, be retained in the Series 2001-1 Cash Liquidity Account; provided, however, that upon the occurrence of any Event of Bankruptcy (without giving effect to any grace period granted in the definition thereof set forth in the Base Indenture) with respect to DTAG, Dollar or Thrifty and during the continuance of the related Insolvency Period, funds that have been retained in the Series 2001-1 Cash Liquidity Account pursuant to this
Section 4.18(a) may be used as provided in this Section 4.18 to pay the following amounts in the following order of priority: the fees of any successor Master Servicer provided for in Section 4.8(c) of this Supplement, and interest in respect of the Series 2001-1 Notes as provided in Section 4.9(a), in each case then due and payable, pursuant to the Base Indenture as supplemented by this Supplement, in respect of the Series 2001-1 Notes.

                  (b) Allocation of Certain Amounts to Series 2001-1 Cash Liquidity Account. Notwithstanding anything to the contrary set forth in this Supplement, for the period beginning on the date of the occurrence of any Event of Bankruptcy (without giving effect to any grace period granted in the definition thereof set forth in the Base Indenture) and ending on the earlier of
(x) the date that is nine months after the occurrence of an Event of Bankruptcy (without giving effect to any grace period granted in the definition thereof set forth in the Base Indenture) with respect to DTAG, Dollar or Thrifty and (y) the date on which the underlying case, application or petition with respect to such Event of Bankruptcy is withdrawn or dismissed or any stay thereunder in respect of the Trustee is lifted (any such period, an "Insolvency Period"), all Disposition Proceeds, Repurchase Payments, Incentive Payments and Guaranteed Payments received by the Issuer or the Trustee (including by deposit into the Series 2001-1 Collection Account) during the period from and including the date of the occurrence of such Event of Bankruptcy (without giving effect to any grace period granted in the definition thereof set forth in the Base Indenture) to but excluding the 30th day thereafter, in an amount equal to the Insolvency Event Reallocated Amount, shall be deposited into the Series 2001-1 Cash Liquidity Account and shall be allocated and distributed solely as amounts on deposit in the Series 2001-1 Cash Liquidity Account are allocated pursuant to this Supplement. Upon the expiration of such Insolvency Period, Disposition Proceeds, Repurchase Payments and Guaranteed Payments shall be allocated and distributed in accordance with this Article 4 (exclusive of this Section 4.18(b)).

                  (c) Calculation of Permitted Principal Draw Amount and Accumulated Principal Draw Amount. Upon the occurrence of any Event of Bankruptcy (without giving effect to any grace period granted in the definition thereof set forth in the Base Indenture) with respect to DTAG, Dollar or Thrifty, the Master Servicer shall calculate the Permitted Principal Draw Amount as of the date of the occurrence of such Event of Bankruptcy, and thereafter, on each Business Day, and following each draw under the Series 2001-1 Letter of Credit, until the termination of the related Insolvency Period, the Master Servicer shall calculate the Permitted Principal Draw Amount then in effect, and shall inform the Trustee of such amount. Following each draw on the Series 2001-1 Letter of Credit during any Insolvency Period, the Master Servicer shall calculate the Accumulated Principal Draw Amount after giving effect to such draw, and shall promptly inform the Trustee of such amount.

                  (d) Funding of Cash Liquidity Account. If at any time the Trustee shall determine that, for the first time since the Series 2001-1 Closing Date, an Insolvency Period Commencement Date shall have occurred, the Trustee shall deposit into the Series 2001-1 Cash Liquidity Account any Collections that are required to be deposited therein pursuant to Article 4 of this Supplement, and shall at all times when required by this Supplement make withdrawals from the Series 2001-1 Cash Liquidity Account in the amounts and at times required under Article 4 of this Supplement.

                  Section 4.19 Demands on Series 2001-1 Policy(a) . (a) At or before 10:00 a.m. (New York City time) on each Payment Date, the Master Servicer shall notify the Trustee of the amount of the Series 2001-1 Monthly Interest Shortfall which remains after the deposits required pursuant to Section 4.9 hereof. The Trustee shall, by 12:00 noon (New York City time) on such Payment Date, make a demand on the Series 2001-1 Policy in an amount equal to the Series 2001-1 Monthly Interest Shortfall. The proceeds of such draw shall be allocated and deposited as soon as practicable in the Series 2001-1 Distribution Account for application in accordance with Section 4.9 of this Supplement.

                  (b) At or before 10:00 a.m. (New York City time) on the second Business Day preceding the Series 2001-1 Termination Date, the Master Servicer shall notify the Trustee of the amount of the Series 2001-1 Outstanding Principal Amount which will remain unpaid after giving effect to the deposit into the Series 2001-1 Distribution Account of the amount to be deposited in accordance with Sections 4.10(a)(ii) and (iii) of this Supplement and paid to the Series 2001-1 Noteholders in accordance with Section 4.10(a)(iv) of this Supplement. The Trustee shall, by 12:00 noon (New York City time) on the second Business Day preceding the Series 2001-1 Termination Date, make a demand on the Series 2001-1 Policy in an amount equal to the Series 2001-1 Principal Shortfall. The proceeds of such draw shall be allocated and deposited as soon as practicable in the Series 2001-1 Distribution Account for application in accordance with Section 4.10(a)(iv) hereof.

                  (c) If a payment in respect of interest on the Class A Notes becomes a Series 2001-1 Preference Amount on any date, the Trustee will make a claim under the Series 2001-1 Policy for such amount upon the conditions thereto having been satisfied. If on any date subsequent to the Series 2001-1 Termination Date, a Series 2001-1 Preference Amount arises, the Trustee shall, by 12:00 noon (New York City time) on the date such Series 2001-1 Preference Amount arises, make a demand on the Series 2001-1 Policy in an amount equal to such Series 2001-1 Preference Amount. The proceeds of such draw shall be allocated and deposited as soon as practicable in the Series 2001-1 Distribution Account for application to the Series 2001-1 Noteholders in accordance with this Supplement.

                  Section 4.20 Application of Substitute Exchanged Vehicle Proceeds. On any date on which RCFC determines to tender a Group III Vehicle to the Qualified Intermediary as an Exchanged Vehicle, RCFC may designate and direct the Trustee to transfer amounts in respect of the Substitute Exchanged Vehicle Proceeds on deposit in the Series 2001-1 Excess Funding Account equal to the Net Book Value as of such date of the Exchanged Vehicle to the Series 2001-1 Collection Account and treat such amounts as Disposition Proceeds of such Exchanged Vehicle. In the alternative, RCFC may, upon identifying a Group III Vehicle as an Exchanged Vehicle to substitute on such date the increase in Exchange Agreement Rights Value for the Net Book Value of such Exchanged Vehicle and to the extent such increase in Exchange Agreement Rights Value is less than the Net Book Value of such Exchanged Vehicle, treat the difference as Losses hereunder. Finally, RCFC may determine instead, upon tender of an Exchanged Vehicle to a Qualified Intermediary, to designate one or more Replacement Vehicles having an aggregate Net Book Value at least equal to the New Book Value of the Exchanged Vehicle to substitute for such Exchanged Vehicle as Group III Collateral and Group III Vehicles for purposes of the Related Documents. RCFC shall provide written instruction to the Trustee and Master Collateral Agent upon tender of an Exchanged Vehicle to a Qualified Intermediary with respect to the designations, substitutions and transfers set forth in this Section.

                  Section 4.21 Deficiencies in Payments. Notwithstanding anything in this Supplement or the Base Indenture to the contrary, and notwithstanding the prior distribution to the Series 2001-1 Noteholders of the Invested Amount, any deficiency in payment to the Series 2001-1 Noteholders of the full principal amount of the Series 2001-1 Notes and any accrued and unpaid interest thereon (i) shall remain due and shall be payable on each Payment Date to the Series 2001-1 Noteholders to the extent of the sufficiency of recoveries, proceeds, or other assets of the Issuer allocable at any time to the Series 2001-1 Notes, and (ii) any deficiency in such full principal amount and accrued unpaid interest thereon shall be paid before any distribution in any period of any amounts in respect of the Retained Interest.

                  Section 4.22 Appointment of Trustee to Hold Letter of Credit. The Trustee agrees to hold the Series 2001-1 Letter of Credit and to make draws thereon pursuant to the terms of the Series 2001-1 Letter of Credit and this Supplement. The Trustee shall promptly follow the instructions of the Master Servicer to make a claim under the Series 2001-1 Letter of Credit or withdrawal from the Series 2001-1 Cash Collateral Account. The Trustee hereby acknowledges and agrees to perform the duties set forth in Sections 2.1(a), 2.1(e), 2.1(f), 2.3(a) and 2.3(c) of the Enhancement Letter of Credit Application and Agreement.

                  Section 4.23 Series 2001-1 Interest Rate Cap(a) . (a) On the Series 2001-1 Closing Date, RCFC will acquire one or more Series 2001-1 Interest Rate Caps from Qualified Interest Rate Cap Providers, which Series 2001-1 Interest Rate Caps will have an initial aggregate notional amount equal to the Series 2001-1 Initial Invested Amount and a strike rate equal to 7.5% per annum or such other rate acceptable to the Series 2001-1 Insurer. The notional amount of the Series 2001-1 Interest Rate Caps shall decrease in amounts agreed by the Series 2001-1 Insurer and RCFC to the extent of any reductions in the Series 2001-1 Invested Amount.

                  (b) The Series 2001-1 Interest Rate Cap will provide that, if (a) the short-term unsecured debt rating of the Qualified Interest Rate Cap Provider falls below "A-1" from Standard & Poor's or "P-1" from Moody's or the long-term unsecured debt rating of the Qualified Interest Rate Cap Provider falls below "AA-" from Standard & Poor's or "Aa3" from Moody's and the Qualified Interest Rate Cap Provider fails to fully collateralize its obligations under the Series 2001-1 Interest Rate Cap within thirty (30) days of such downgrade or
(b) the long-term unsecured debt rating of the Qualified Interest Rate Cap Provider falls below "BBB+" from Standard & Poor's or "Baa1" from Moody's, the Series 2001-1 Insurer may terminate the Series 2001-1 Interest Rate Cap (at the Qualified Interest Rate Cap Provider's expense) and the Issuer will be obligated to obtain a replacement Series 2001-1 Interest Rate Cap (at the Qualified Interest Rate Cap Provider's expense) from a Qualified Interest Rate Cap Provider, provided, however, that the Series 2001-1 Insurer shall not terminate the Series 2001-1 Interest Rate Cap until such time as a replacement Series 2001-1 Interest Rate Cap has been obtained. RCFC's failure to obtain such a replacement interest rate cap will not result in an Amortization Event with respect to the Series 2001-1 Notes.

                                   ARTICLE 5.
                               AMORTIZATION EVENTS

                  Section 5.1 Series 2001-1 Amortization Events. In addition to the Amortization Events set forth in Section 8.1 of the Base Indenture and as modified as set forth below, the following shall be Amortization Events with respect to the Series 2001-1 Notes (without notice or other action on the part of the Trustee or any Series 2001-1 Noteholders):

                         (a) a Series 2001-1 Enhancement Deficiency shall occur and continue for at least five (5) Business Days after any Determination Date; provided, however, that such event or condition shall not be an Amortization Event if (i) during such five (5) Business Day period DTAG shall have increased the Series 2001-1 Letter of Credit Amount or RCFC shall have increased the Series 2001-1 Available Subordinated Amount by allocating to the Series 2001-1 Available Subordinated Amount, Eligible Vehicles theretofore allocated to the Retained Interest or by depositing funds into the Series 2001-1 Cash Collateral Account or the Series 2001-1 Excess Funding Account, in either case so that the Series 2001-1 Enhancement Deficiency no longer exists, and (ii) any increase in the Series 2001-1 Available Subordinated Amount pursuant to clause
                  (i) of this Section 5.1 (a) shall be in accordance with the terms of Section 4.7(d)(v) of this Supplement;

                         (b) the Series 2001-1 Letter of Credit shall not be in full force and effect and no substitute credit enhancement acceptable to the Series 2001-1 Insurer shall have been obtained pursuant to the Enhancement Letter of Credit Application and Agreement unless (i) the inclusion of the Series 2001-1 Letter of Credit Amount in the Enhancement Amount is not necessary for the Enhancement Amount to equal or exceed the Minimum Enhancement Amount, or (ii) the Series 2001-1 Cash Collateral Account shall theretofore have been funded to the full extent required hereunder;

                         (c) (i) if all or a portion of the Cash Liquidity Amount is in the Series 2001-1 Excess Funding Account, the Series 2001-1 Excess Funding Account shall be subject to an injunction, estoppel or other stay or a lien (other than the lien of the Trustee under the Indenture) or (ii) from and after the funding of the Series 2001-1 Cash Collateral Account, the Series 2001-1 Cash Collateral Account shall be subject to an injunction, estoppel or other stay or a Lien (other than the Lien of the Trustee under the Indenture);

                         (d) an Event of Bankruptcy shall have occurred with respect to the Series 2001-1 Letter of Credit Provider or the Series 2001-1 Letter of Credit Provider repudiates the Series 2001-1 Letter of Credit or refuses to honor a proper draw thereon in accordance with the terms thereof, unless (i) the inclusion of the Series 2001-1 Letter of Credit Amount in the Enhancement Amount is not necessary for the Enhancement Amount to equal or exceed the Minimum Enhancement Amount, or (ii) the Series 2001-1 Cash Collateral Account shall theretofore have been funded to the full extent required hereunder and under the Enhancement Letter of Credit Application and Agreement;

                         (e) any of the Related Documents or any portion thereof shall not be in full force and effect or enforceable in accordance with its terms or RCFC, DTAG (including in its capacity as Master Servicer), Thrifty (including in its capacity as a Servicer) or Dollar (including in its capacity as a Servicer) or any successor to Thrifty or Dollar in their respective capacities as Servicers shall so assert in writing;

                         (f) all principal and accrued interest in respect of the Series 2001-1 Notes shall not be paid in full on or before the Series 2001-1 Expected Final Payment Date;

                         (g) an event of default shall have occurred and be continuing under the Master Lease;

                         (h) the Minimum Liquidity Amount shall exceed the sum of the Cash Liquidity Amount and the Series 2001-1 Letter of Credit Amount for a period of 30 days;

                         (i) the Trustee shall make a demand for payment under the Series 2001-1 Policy;

                         (j) the occurrence of an Event of Bankruptcy with respect to the Series 2001-1 Insurer;

                         (k) the Series 2001-1 Insurer fails to honor a demand for payment in accordance with the requirements of the Series 2001-1 Policy; or

                         (l) the Issuer shall fail to notify either the Trustee or the Series 2001-1 Insurer of the occurrence of any of the events described in clauses (a) through (k) above (after any applicable grace period) within two (2) Business Days after obtaining actual knowledge thereof.

                  In the case of any of the events described in clause (a), (f),
(i), (g) (with respect solely to the occurrence of Lease Events of Default described in Sections 17.1.1, 17.1.2, and 17.1.5 of the Master Lease and (l) above, an Amortization Event will be deemed to have occurred with respect to the Series 2001-1 Notes, after the grace period described therein, immediately without notice or other action on the part of the Trustee, the Series 2001-1 Noteholders or the Series 2001-1 Insurer. In the case of any event described in clauses (b), (c), (d), (e), (g) (with respect to the occurrence of Lease Events of Defaults not described in the immediately preceding sentence), (h), (j) and
(k) above, an Amortization Event will be deemed to have occurred with respect to the Series 2001-1 Notes only if, after any applicable grace period described in such clauses, either the Trustee, by written notice to the Issuer or the Required Series 2001-1 Noteholders, by written notice to the Issuer, the Trustee and the Series 2001-1 Noteholders, declare that, as of the date of such notice, an Amortization Event has occurred.

                  With respect to the Amortization Event set forth in Section 8.1(i) of the Base Indenture, such event shall not apply to the representation contained in Section 2.01(i) of the Insurance Agreement.

                  Section 5.2 Waiver of Past Events. Subject to Section 11.2 of the Base Indenture, Series 2001-1 Noteholders holding 100% of the Aggregate Invested Amount of such Series and the Series 2001-1 Insurer may, by written notice to the Trustee, may waive any existing Potential Amortization Event or Amortization Event.

                                   ARTICLE 6.
                                    COVENANTS

                  Section 6.1 Minimum Subordinated Amount. RCFC shall maintain the Series 2001-1 Available Subordinated Amount in an amount greater than or equal to the Minimum Subordinated Amount.

                  Section 6.2 Minimum Letter of Credit Amount. RCFC shall maintain the Series 2001-1 Letter of Credit Amount in an amount greater than or equal to the Minimum Series 2001-1 Letter of Credit Amount.

                  Section 6.3   Series 2001-1 Policy.   RCFC shall  maintain the
Series 2001-1 Policy in full force and effect.

                  Section 6.4 Series 2001-1 Interest Rate Cap. RCFC shall maintain the Series 2001-1 Interest Rate Cap in full force and effect or replacement therefor in accordance with Section 4.23 hereof.

                                   ARTICLE 7.
                           FORM OF SERIES 2001-1 NOTES

                  Section 7.1   Class A Notes.

                  (a) Restricted Global Class A Note. Class A Notes to be issued in the United States will be issued in book-entry form of and represented by a Restricted Global Class A Note (each, a "Restricted Global Class A Note"), substantially in the form of Exhibit A-1 appended hereto, with such legends as may be applicable thereto as set forth in the Base Indenture, and will be sold to the Initial Purchasers as institutional accredited investors within the meaning of Regulation D under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act and thereafter to qualified institutional buyers within the meaning of, and in reliance on, Rule 144A under the Securities Act and shall be deposited on behalf of the purchasers of the Class A Notes represented thereby, with a custodian for DTC, and registered in the name of Cede & Co. as DTC's nominee, duly executed by RCFC and authenticated by the Trustee in the manner set forth in Section 2.4 of the Base Indenture.

                  (b) Temporary Global Class A Note; Permanent Global Class A Note. Class A Notes to be issued outside the United States will be issued and sold in transactions outside the United States in reliance on Regulation S under the Securities Act, as provided in the applicable placement agreement, and shall initially be issued in a form of Temporary Global Class A Note (each, a "Temporary Global Class A Note"), substantially in the form of Exhibit A-2 appended hereto, which shall be deposited on behalf of the purchasers of the Class A Notes represented thereby with a custodian for, and registered in the name of a nominee of, DTC, for the accounts of Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear and for Clearstream, duly executed by RCFC and authenticated by the Trustee in the manner set forth in
Section 2.4 of the Base Indenture. Interests in a Temporary Global Class A Note will be exchangeable, in whole or in part, for interests in a Permanent Global Class A Note in fully registered form and without coupons (each, a "Permanent Global Class A Note") substantially in the form of Exhibit A-3 hereto, in accordance with the provisions of such Temporary Global Class A Note and the Base Indenture (as modified by this Supplement) and each such Permanent Global Class A Note shall be deposited with a custodian for, and registered in the name of a nominee of, DTC, on or after the Exchange Date an upon certification of non-U.S. beneficial ownership, as set forth in the Base Indenture. Interests in a Permanent Global Class A Note will be exchangeable for a definitive Class A
Note in accordance with the provisions of such Permanent Global Class A Note and the Base Indenture (as modified by this Supplement).

                  Section 7.2 Issuances of Additional Notes. (a) (a) From time to time during the Series 2001-1 Revolving Period, RCFC may, subject to the conditions set forth in clause (b) below, issue Additional Notes which will be identical in all respects to the other Series 2001-1 Notes and will be equitably and ratably entitled to the benefits of the Indenture without preference, priority or distinction.

                  (b) Additional Notes may be issued only upon satisfaction of the following conditions: (i) after giving effect to the issuance of such Additional Notes, no Series 2001-1 Enhancement Deficiency or Asset Amount Deficiency will exist; (ii) the Trustee shall have received confirmation from each Rating Agency rating the Series 2001-1 Notes that the issuance of such Additional Notes will not result in the reduction or withdrawal of the then current rating of the Series 2001-1 Notes and any non-public ratings issued by Standard & Poor's, Moody's and Fitch to the Series 2001-1 Insurer; (iii) the Series 2001-1 Insurer has consented to such issuance of Additional Notes and agrees to insure the Additional Notes under the Series 2001-1 Policy; (iv) the excess of the principal amount of the Additional Notes over their issue price will not exceed the maximum amount permitted under the Code without the creation of original issue discount; (v) the Trustee shall have received an opinion of counsel to the effect that (A) the Additional Notes will be characterized as indebtedness of the Issuer for federal, state and local income and franchise tax purposes, and (B) the issuance of Additional Notes will not adversely affect the characterization of the Series 2001-1 Notes as debt; and (vi) no Amortization Event (or event which, with the passage of time, the giving of notice or both, would become an Amortization Event) shall have occurred which is continuing or would result from the issuance of such Additional Notes.

                                   ARTICLE 8.
                                     GENERAL

                  Section 8.1 Repurchase of Notes. The Series 2001-1 Notes shall be subject to repurchase in whole, but not in part, by RCFC at its option in accordance with Section 5.3 of the Base Indenture, as follows:

                  (a) the Series 2001-1 Notes are subject to repurchase by RCFC in whole, but not in part, on any Payment Date. On or prior to such Payment Date, RCFC shall have paid the Series 2001-1 Insurer all amounts due and unpaid under the Insurance Agreement (each such Payment Date, a "Repurchase Date");

                  (b) the purchase price for any such repurchase of Series 2001-1 Notes shall equal the Aggregate Principal Balance of such Notes (determined after giving effect to any payment of principal on such Payment
Date), plus accrued and unpaid interest on such Aggregate Principal Balance (the "Repurchase Price");

                  (c) as a condition precedent to any repurchase, on or prior to the Distribution Date on which any Series 2001-1 Note is repurchased by RCFC pursuant to this Section 8.1, RCFC shall pay the Series 2001-1 Insurer all Series 2001-1 Series 2001-1 Insurer Payments and all other Series 2001-1 Insurer Reimbursement Amounts due and unpaid as of such Distribution Date; and

                  (d) in addition, a prepayment premium (the "Series 2001-1 Note Prepayment Premium") will be payable to the holders of the Series 2001-1 Notes upon any repurchase of such Series 2001-1 Notes by RCFC when the Aggregate Principal Balance thereof is greater than $35,000,000. The Series 2001-1 Note Prepayment Premium with respect to the Series 2001-1 Notes will equal the amount of interest that would have accrued on the Aggregate Principal Balance of the Series 2001-1 Notes so prepaid (assuming that (i) no Amortization Event occurs with respect to the Series 2001-1 Notes, (ii) the Series 2001-1 Noteholders are paid the Series 2001-1 Controlled Distribution Amount on each of the scheduled Payment Dates for the period commencing with the Payment Date on which such repurchase is effected and ending on the Series 2001-1 Expected Final Payment Date, and (iii) interest accrues on such Series 2001-1 Notes at a rate equal to 0.27%), discounted to present value to such Payment Date at a rate equal to LIBOR in effect on such Payment Date plus 0.27%.

                  Section 8.2 Payment of Rating Agencies' Fees. RCFC agrees and covenants with the Master Servicer and the Trustee to pay all reasonable fees and expenses of the Rating Agencies and to promptly provide all documents and other information that the Rating Agencies may reasonably request.

                  Section 8.3 Exhibits. The following exhibits attached hereto supplement the exhibits included in the Indenture.

                 Exhibit A-1:      Form of Restricted Global Class A Note
                 Exhibit A-2:      Form of Temporary Global Class A Note
                 Exhibit A-3:      Form of Permanent Global Class A Note
                 Exhibit B:        Reserved
                 Exhibit C:        Form of Demand Note
                 Exhibit D:        Form of Notice of Series 2001-1 Lease Payment
                                   Losses

                  Section 8.4 Ratification of Base Indenture. As supplemented by this Supplement and except as specified in this Supplement, the Base Indenture is in all respects ratified and confirmed and the Base Indenture as so supplemented by this Supplement shall be read, taken, and construed as one and the same instrument. In this regard, for the purposes of the terms and conditions governing the Series 2001-1 Notes and the Group III Collateral,
Section 7.28 of the Base Indenture shall not apply.

                  Section 8.5 Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

                  Section 8.6 Governing Law.THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW (INCLUDING, WITHOUT LIMITATION, THE UCC) OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAW.

                  Section 8.7 Amendments. (a) This Supplement may be modified or amended from time to time in accordance with the terms of the Base Indenture; provided, however, that if, pursuant to the terms of the Base Indenture or this Supplement, the consent of the Required Series 2001-1 Noteholders is required for an amendment or modification of this Supplement, such requirement shall be satisfied if such amendment or modification is consented to by Noteholders representing more than 50% of the Aggregate Principal Balance of the Series 2001-1 Notes affected thereby (including for purposes of determining such aggregate outstanding principal amount, the Aggregate Principal Balance of the Series 2001-1 Notes).

                  (b) In addition, this Supplement may be amended or modified from time to time, without the consent of any Series 2001-1 Noteholder but with the consent of the Rating Agencies (which consent of any such Rating Agency shall be deemed to have occurred if such Rating Agency fails to respond within fifteen (15) Business Days after a written request therefor), RCFC, DTAG, the Series 2001-1 Insurer and the Trustee to amend the following definitions:
"Maximum Manufacturer Percentage" (and any schedules to the Indenture setting forth such percentage), "Maximum Non-Program Percentage" (including the percentages used in the calculation of such percentage), "Measurement Month", "Measurement Month Average" and "Market Value Adjustment Percentage" and to make changes related to such amendments and to make changes necessary to implement the Exchange Program.

                  (c) Prior to implementing the Exchange Program or the designation of any Group III Vehicle as an Exchanged Vehicle, RCFC shall have satisfied the Rating Agency Condition and shall have obtained the written approval of the Series 2001-1 Insurer.

                  Section 8.8 Notice to Series 2001-1 Insurer and Rating Agencies. The Trustee shall provide to the Series 2001-1 Insurer and each Rating Agency a copy of each notice, opinion of counsel, certificate or other item delivered to, or required to be provided by, the Trustee pursuant to this Supplement or any other Related Document (which includes Base Indenture Sections 5.4, 7.3 and 7.10). Each such opinion of counsel shall be addressed to the Series 2001-1 Insurer, shall be from counsel reasonably acceptable to the Series 2001-1 Insurer and shall be in form and substance reasonably acceptable to the Series 2001-1 Insurer. All such notices, opinions, certificates or other items to be delivered to the Series 2001-1 Insurer shall be forwarded to Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004,
Attention:   General  Counsel,  facsimile:  (212)  509-9190,   telephone:  (212)
668-0340.

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

                  Section 8.9 Series 2001-1 Insurer Deemed Noteholder and Secured Party; Insurer Default. Except for any period during which an Insurer Default has occurred and is continuing, the Series 2001-1 Insurer shall be deemed to be the holder of 100% of the Series 2001-1 Notes for the purposes of giving any consents, waivers, approvals, instructions, directions, declarations, notices and/or taking any other action pursuant to the Base Indenture, this Supplement and the other Related Documents. Notwithstanding anything herein to the contrary, where consent of the Series 2001-1 Insurer is expressly required under this Supplement, such consent shall only be required so long as no Insurer Default has occurred and is continuing. Any reference in the Base Indenture or the Related Documents to materially, adversely, or detrimentally affecting the rights or interests of the Series 2001-1 Noteholders, or words of similar meaning, shall be deemed, for purposes of the Series 2001-1 Notes, to refer to the rights or interests of the Series 2001-1 Insurer. In addition, the Series 2001-1 Insurer shall constitute an "Enhancement Provider" with respect to the Series 2001-1 Notes for all purposes under the Base Indenture and the other Related Documents and the Insurance Agreement shall constitute an "Enhancement Agreement" with respect to the Series 2001-1 Notes for all purposes under the Base Indenture and the other Related Documents. Furthermore, the Series 2001-1 Insurer shall be deemed to be a "Secured Party" under the Base Indenture and the Related Documents to the extent of amounts payable to the Series 2001-1 Insurer pursuant to this Supplement. The Series 2001-1 Insurer's consent shall be required for changes to the Vehicle Disposition Programs and any merger or consolidation of a Lessee pursuant to Section 25.1 of the Master Lease.

                  Section 8.10 Assignment of Claims. At any time the Trustee is required to make a claim under the Series 2001-1 Policy in respect of a Series 2001-1 Preference Amount, the Trustee, on behalf of itself and the Series 2001-1 Noteholders, shall execute and deliver to the Series 2001-1 Insurer an assignment in favor of the Series 2001-1 Insurer irrevocably assigning all rights and claims of the Trustee and the Series 2001-1 Noteholders relating to or arising under the obligations giving rise to such Series 2001-1 Preference Amount. The Series 2001-1 Noteholders hereby consent to, instruct the Trustee with respect to and grant to the Trustee full power of attorney on their behalf, to execute and deliver such assignment of rights and claims to the Series 2001-1 Insurer. Section 8.11 Third Party Beneficiary. The Series 2001-1 Insurer is an express third party beneficiary of (i) the Base Indenture to the extent of provisions relating to any Enhancement Provider and (ii) this Supplement.

                  Section 8.11 Third Party Beneficiary. The Series 2001-1 Insurer is an express third party beneficiary of (i) the Base Indenture to the extent of provisions relating to any Enhancement Provider and (ii) this Supplement.


                  Section 8.12 Prior Notice by Trustee to Series 2001-1 Insurer. Subject to Section 10.1 of the Base Indenture, the Trustee agrees that so long as no Amortization Event shall have occurred and be continuing with respect to any Series of Notes, other than the Series 2001-1 Notes, it shall not exercise any rights or remedies available to it as a result of the occurrence of an Amortization Event with respect to the Series 2001-1 Notes (except those set forth in clauses (j) and (k) of Section 5.1 of this Supplement) until after the Trustee has given prior written notice thereof to the Series 2001-1 Insurer and obtained the direction of the Required Series 2001-1 Noteholders. The Trustee agrees to notify the Series 2001-1 Insurer promptly following any exercise of rights or remedies available to it as a result of the occurrence of an Amortization Event with respect to the Series 2001-1 Notes.

                  Section 8.13 Subrogation(a) .(a) In furtherance of and not in limitation of the Series 2001-1 Insurer's equitable right of subrogation, each of the Trustee and RCFC acknowledge that, to the extent of any payment made by the Series 2001-1 Insurer under the Series 2001-1 Policy with respect to interest on or principal of the Series 2001-1 Notes, the Series 2001-1 Insurer is to be fully subrogated to the extent of such payment and any additional interest due on any late payment, to the rights of the Series 2001-1 Noteholders under the Indenture. Each of RCFC and the Trustee agree to such subrogation and, further, agree to take such actions as the Series 2001-1 Insurer may reasonably request to evidence such subrogation.

                  (b) In the event that (x) amounts are withdrawn from the Series 2001-1 Cash Collateral Account pursuant to Section 4.17(e) hereof and paid to the Series 2001-1 Insurer with respect to a Series 2001-1 Preference Amount paid by the Series 2001-1 Insurer under the Series 2001-1 Policy and (y) the Series 2001-1 Insurer has been paid all Series 2001-1 Insurer Payments and all other Series 2001-1 Insurer Reimbursement Amounts payable under the Insurance Agreement and the Series 2001-1 Insurer has no further obligations in respect of the Series 2001-1 Policy, the Series 2001-1 Insurer acknowledges that, to the extent of such withdrawal from the Series 2001-1 Cash Collateral Account and payment to the Series 2001-1 Insurer, the Series 2001-1 Letter of Credit Provider, if any, is to be fully subrogated to the extent of such payment to the Series 2001-1 Insurer, to the Series 2001-1 Insurer's equitable subrogation rights described in Section 8.13(a). By accepting payment of amounts withdrawn from the Series 2001-1 Cash Collateral Account, the Series 2001-1 Insurer agrees to such subrogation and, further, agrees to take such actions at the expense of the Series 2001-1 Letter of Credit Provider, as the Series 2001-1 Letter of Credit Provider, may reasonably request to evidence such subrogation.





                     [Remainder of Page Intentionally Blank]

                  IN WITNESS WHEREOF,   the  parties  hereto  have  caused  this
Supplement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                RENTAL CAR FINANCE CORP.



                                By:
                                     -------------------------------------------
                                     Pamela S.  Peck
                                     Vice President and Treasurer



                                BANKERS TRUST COMPANY, as Trustee



                                By:
                                     -------------------------------------------
                                     Name:
                                     Title:



Accepted and Acknowledged by:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
as Master Servicer

By:
   ----------------------------------
     Michael H. McMahon
     Assistant Treasurer


                                 Schedule 1 - 1

                                                                      SCHEDULE 1

                  Schedule of Maximum Manufacturer Percentages


                                Maximum Program             Maximum Non-Program
   Eligible Manufacturer          Percentage*                    Percentage*

DaimlerChrysler                      100%                          (1)
Ford                                 100%                          (1)
Toyota                               100%                          (1)
General Motors                         0%                          (1)
Honda                                  0%                          (1)
Nissan                                 0%                          (1)
Volkswagen                             0%                          (1)
Mazda                                  0%                Up to 25% (2)
Subaru                                 0%                Up to 15% (2) (3) (5)
Suzuki                                 0%                Up to 15% (2) (3) (5)
Mitsubishi                             0%                Up to 15% (2) (3) (5)
Isuzu                                  0%                Up to 15% (2) (3) (5)
Kia                                    0%                Up to  3% (2) (4) (5)
Hyundai                                0%                Up to  3% (2) (4) (5)
Daewoo                                 0%                Up to  3% (2) (4) (5)


(1) The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by DaimlerChrysler, Ford, Toyota, General Motors, Honda, Nissan, and Volkswagen shall not exceed the following percentages: (a) if the average of the Measurement Month Averages for any three Measurement Months during the twelve month period preceding any date of determination shall be less than eighty-five percent (85%), 0% or such other percentage amount agreed upon by the Lessor and each of the Lessees, subject to Rating Agency confirmation, which percentage amount represents the maximum percentage of the Aggregate Asset Amount which is permitted under the Master Lease to be invested in Non-Program Vehicles; and (b) at all other times, for the twelve (12) month period ending on the last Business Day of the most recently completed calendar month preceding the date of determination thereof, thirty-five percent (35%) and, for the three (3) month period ending on the last Business Day of the most recently completed calendar month preceding the date of determination thereof, forty percent (40%).

(2) The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Mazda, Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai or Daewoo shall not exceed 40% in the aggregate.

(3) The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi or Isuzu shall not exceed 15% in the aggregate.

                                 Schedule 2 - 1

(4) The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Kia, Hyundai or Daewoo shall not exceed 7% in the aggregate.

(5) The combined percentage of Group III Vehicles which are Non-Program Vehicles manufactured by Subaru, Suzuki, Mitsubishi, Isuzu, Kia, Hyundai or Daewoo shall not exceed 20% in the aggregate.

*        As a percentage of the Group III Collateral.


                                 Schedule 2 - 2

                                                                       EXHIBIT C

                               Form of Demand Note

                                                              New York, New York
                                                                  March __, 2001

                  FOR VALUE RECEIVED, the undersigned, DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation ("DTAG"), promises to pay to RENTAL CAR FINANCE CORP., an Oklahoma corporation ("RCFC"), on demand (the "Demand Date"),
(a) the principal sum of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00) or (b) such other amount, shown on Schedule A attached hereto (and any continuation thereof) made by RCFC, as the aggregate unpaid principal balance hereof, including the aggregate unpaid principal amount of Demand Note Advances (as defined herein) made from funds on deposit in the Series 2001-1 Collection Account from time to time.

                  1.     Principal Payment Date.   Any unpaid  principal of this
promissory note (this "Demand Note") shall be paid on the Demand Date.

                  2. Interest. DTAG also promises to pay interest on the unpaid principal amount hereof from time to time outstanding at an interest rate of one-year LIBOR, as determined for such period in the manner set forth under the Base Indenture, dated as of December 13, 1995 between RCFC and Bankers Trust Company, as Trustee, as amended by the Amendment to Base Indenture dated as of December 23, 1997 (the "Base Indenture"), as supplemented by the Series 2001-1 Supplement (the "Series 2001-1 Supplement" and together with the Base Indenture, the "Indenture") for the determination of LIBOR thereunder, plus 0.27% (the "Demand Note Rate") from the date hereof until the principal amount shall be paid in full. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth therefor in the Indenture.

                  3.     Prepayments.   DTAG  shall  repay  in full  the  unpaid
principal amount of this Demand Note upon the Demand Date hereof. Prior thereto,
DTAG:

                  (a) may, from time to time on any Business Day, make a voluntary prepayment, in whole or in part, of the outstanding principal amount of this Demand Note; provided, however, that

                         (i) no Event of Default or Lease Event of Default shall have occurred and be continuing; and

                         (ii) such voluntary prepayments shall require at least three but no more than five Business Days' prior written notice to RCFC.

Each prepayment of any Demand Note made pursuant to this Section 3 shall be without premium or penalty.

                  4. Demand Note Advances. RCFC agrees to make advances ("Demand Note Advances") upon request from DTAG, as borrower, out of and not to exceed in any Related Month the amount of Recoveries not so allocated pursuant to Section 4.7(a)(i)(B) of the Series 2001-1 Supplement that may be lent under this Demand Note pursuant to Sections 4.7(a)(i)(B) and 4.7(b)(i)(B) of the Series 2001-1 Supplement. Such Demand Note Advances are repayable by DTAG, with interest, on each Demand Date upon demand by RCFC or the Trustee, as assignee of RCFC. Demand Note Advances shall accrue interest on the outstanding balance thereof at the Demand Note Rate then applicable. The date, amount, interest rate and duration of the Interest Period (if applicable) of each Demand Note Advance made by RCFC to DTAG and each payment made on account of the principal thereof, shall be recorded by RCFC on its books and, prior to any transfer of this Demand Note, endorsed by RCFC on Schedule A attached hereto or any continuation thereof, provided that the failure of RCFC to make any such recordation or endorsement shall not affect the obligations of DTAG to make a payment when due of any amount owing hereunder or under any other Related Document in respect of the Demand Note Advances made by RCFC.

                  5.     Subordination.
                  (a) RCFC, as subordinated lender under this Demand Note in respect of Demand Note Advances (the "Subordinated Lender") hereby agrees that the Subordinated Lender's right under this Demand Note is expressly subordinated to all payment obligations due to the Trustee, as assignee of the Master Lease (the "Senior Lender"), under the Master Lease (the "Payment Obligations"). The Subordinated Lender hereby agrees that the payment of this Demand Note is hereby expressly subordinated, in accordance with the terms hereof, to the prior payment in full of the Payment Obligations in cash.

                  (b) Upon the maturity of any Payment Obligation (including interest thereon or fees or any other amounts owing in respect thereof), whether on the Payment Date (after any extension thereof), by acceleration or otherwise, all payments thereof and premium, if any, and interest thereon or fees or any other amounts owing in respect thereof, in each case to the extent due and owing, shall first be paid in full in cash, or such payment duly provided for in cash or in a manner satisfactory to the Senior Lender, before any payment is made on account of the Demand Note. The Subordinated Lender hereby agrees that, so long as an Event of Default or a Lease Event of Default, or event which with notice or lapse of time or both would constitute an Event of Default or a Lease Event of Default, in respect of any Payment Obligations, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts in respect of this Demand Note.

                  (c)    In the event that notwithstanding the provisions of the
preceding Section 5(b), DTAG shall make any payment on account of this Demand Note at a time when payment is not permitted by said Section 5(b), such payment shall be held by the Subordinated Lender or its representative, in trust for the benefit of, and shall be paid forthwith over and delivered to, the Senior Lender or its representative for application to the payment of all Payment Obligations remaining unpaid to the extent necessary to pay all Payment Obligations in full in cash in accordance with the terms of the Master Lease, after giving effect to any concurrent payment or distribution to or for the Payment Obligations. Without in any way modifying the provisions hereof or affecting the subordination effected hereby if such notice is not given, DTAG shall give the Subordinated Lender prompt written notice of any payment made on the Demand Note and any Demand Date of Payment Obligations after which such Payment Obligations remain unsatisfied.

                  (d) Upon any distribution of assets of DTAG upon any dissolution, winding up, liquidation or reorganization of DTAG (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                         (i) the Senior Lender shall first be entitled to receive payment in full of the Payment Obligations in cash or in a manner satisfactory to the Senior Lender (including, without limitation, all interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation whether or not such interest is an allowed claim in such proceeding) before the Subordinated Lender is entitled to receive any payment out of the proceeds from or distributions made under the Master Lease;

                         (ii) any payment out of the proceeds from or distributions made under the Master Lease of any kind or character, whether in cash, property or securities to which the Subordinated Lender would be entitled except for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee or agent, directly to the Senior Lender or its representative under the agreements pursuant to which the Payment Obligations may have been made, to the extent necessary to make payment in full of all Payment Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Lender in respect of the Payment Obligations; and

                         (iii) in the event that, notwithstanding the foregoing provisions of this Section 5(d), any payment of any kind or character, whether in cash, property or securities, shall be received by the Subordinated Lender on account of principal of this Demand Note before all Payment Obligations are paid in full in cash or in a manner satisfactory to the Senior Lender, or effective provisions made for its payment, such payment out of the proceeds from or distributions made under the Master Lease shall be received and held in trust for and shall be paid over to the Senior Lender in respect of Payment Obligations remaining unpaid or unprovided for or their representative under the agreements pursuant to which the Payment Obligations have been made, for application to the payment of such Payment Obligations until all such Payment Obligations shall have been paid in full in cash or in a manner satisfactory to the Senior Lender, after giving effect to any concurrent payment or distribution to the Senior Lender in respect of Payment Obligations.

                  Without in any way modifying the provisions hereof or affecting the subordination effected hereby if such notice is not given, DTAG shall give prompt written notice to the Subordinated Lender of any dissolution, winding up, liquidation or reorganization of DTAG (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

                  6. No Waiver; Amendment. No failure or delay on the part of RCFC in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Demand Note shall in any event be effective unless (a) the same shall be in writing and signed and delivered by DTAG and RCFC, and (b) all consents required for such actions under the Related Documents shall have been received by the appropriate Persons.

                  7. No Negotiation. This Demand Note is not negotiable other than a pledge or assignment to the Trustee, who is hereby authorized by DTAG and RCFC to make claims for repayment of principal outstanding hereunder on behalf of RCFC.

                  8.     Successors  and  Assigns.   This Demand  Note  shall be
binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

                  9. Governing Law. THIS DEMAND NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

                  10. Captions. Paragraph captions used in this Demand Note are provided solely for convenience of reference only and shall not affect the meaning or interpretation of any provision of this Demand Note.

                                DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.






                                By:
                                     -------------------------------------------
                                     Pamela S. Peck
                                     Treasurer



Accepted and Agreed:

RENTAL CAR FINANCE CORP.

By:   ______________________
      Michael H. McMahon
      Assistant Treasurer

                                   Schedule A

                                  PAYMENT GRID

========== ============= ============= ============= ============= =============
                                         Amount of
                           Amount of      Demand      Outstanding
             Principal     Principal       Note        Principal     Notation
    Date       Amount       Payment       Advance       Balance       Made By
========== ============= ============= ============= ============= =============

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========== ============= ============= ============= ============= =============



                                  Schedule A-1

                                                                       EXHIBIT D
                                                     TO SERIES 2001-1 SUPPLEMENT

                                Form of Notice of
                       Series 2001-1 Lease Payment Losses

Bankers Trust Company, as Trustee
4 Albany Street
10th Floor
New York, New York  10006

Ladies and Gentlemen:

                  This Series 2001-1 Lease Payment Losses Notice is delivered to you pursuant to Section 4.14 of the Series 2001-1 Supplement dated as of March 6, 2001 to the Base Indenture dated as of December 13, 1995, as amended by Amendment to Base Indenture dated as of December 23, 1997 (as amended or modified from to time, the "Series 2001-1 Supplement"), between Rental Car Finance Corp., an Oklahoma corporation, and Bankers Trust Company, as Trustee. Terms used herein have the meanings provided in the Series 2001-1 Supplement.

                  The Master Servicer hereby notifies the Trustee that as of _________, 20__ there exists Series 2001-1 Lease Payment Losses in the amount of $___________.

                                DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.






                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:






                                      D-1